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[Logo] City of New York                             The Arsenal
       Parks & Recreation                           Central Park
                                                    New York, New York 10021

                                                    Henry J. Stern
                                                    Commissioner




                                LICENSE AGREEMENT


                                     BETWEEN






                           SHELLBANK RESTAURANT CORP.




                                       AND




                                CITY OF NEW YORK
                               PARKS & RECREATION









                        BATTERY PARK RESTAURANT FACILITY





                              DATED:      Dec '94
                                    ----------------------





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                                TABLE OF CONTENTS


                                                                    PAGE
                                                                    ----

SECTION 1   GRANT OF LICENSE........................................  2

SECTION 2   DEFINITIONS.............................................  5

SECTION 3   TERM OF LICENSE......................................... 11

SECTION 4   PAYMENT TO CITY......................................... 12

SECTION 5   CAPITAL IMPROVEMENTS.................................... 15

SECTION 6   UTILITIES AND PUBLIC TELEPHONE SERVICE.................. 26

SECTION 7   OPERATIONS.............................................. 27

SECTION 8   MAINTENANCE, SANITATION AND REPAIRS..................... 38

SECTION 9   APPROVALS............................................... 40

SECTION 10  RESERVATION FOR SPECIAL EVENTS.......................... 40

SECTION 11  ASSIGNMENTS AND SUBLICENSES............................. 42

SECTION 12  RESERVATION FOR PARKS CONSTRUCTION...................... 44

SECTION 13  GENERAL PROVISIONS INCORPORATED......................... 46


EXHIBIT A   GENERAL PROVISIONS

EXHIBIT B   SCHEDULE OF CAPITAL IMPROVEMENTS

EXHIBIT C   SITE PLAN

EXHIBIT D   EMPLOYEE UNIFORMS

EXHIBIT E   APPROVED MENU, MERCHANDISE PRICE LIST AND
            OPERATING HOURS

EXHIBIT F   SIGNAGE





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                  LICENSE AGREEMENT made this ____ day of ____________ 1994, between the City of New York (the "City") acting by and through Henry J. Stern, Commissioner of the Department of Parks and Recreation ("Commissioner" and "Parks", "Department" or "DPR" respectively), whose address is The Arsenal, Central Park, New York, New York 10021, and Shellbank Restaurant Corp. ("Licensee") a corporation organized under the laws of the State of New York, with principal office is 1163 Forest Avenue, Staten Island, NY 10310.

                              W I T N E S S E T H:

                  WHEREAS, Parks, pursuant to the City Charter, has jurisdiction over parklands of the City of New York and facilities therein including Battery Park and certain buildings therein, located in the Borough of Manhattan; and
                  WHEREAS, the Commissioner desires to provide food service in Battery Park in the form of a restaurant (the "Restaurant") as well as the provision of rest room facilities for the public and the relocation of a Parks maintenance facility to a reconstructed facility in Battery Park; and
                  WHEREAS, the Licensee has expressed its willingness, intent and capability to supply the services which the Commissioner desires to provide; and
                  WHEREAS, Parks complied with the requirements of the Franchise and Concession Review Committee ("FCRC") for the selection of concessionaires including the issuance of a Request





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for Proposals (RFP) for the operation and maintenance of the Restaurant and the conduct of a public hearing regarding the intent to award a license agreement upon the terms and conditions contained herein.
                  NOW THEREFORE, in consideration of the premises and covenants contained herein, the parties hereby do agree as follows:

                                    SECTION 1
                                GRANT OF LICENSE

                  1.1 The Commissioner hereby grants to Licensee and Licensee hereby accepts from Commissioner this License ("License") to reconstruct and operate certain facilities including a restaurant in Battery Park in accordance with the terms herein and to the satisfaction of the Commissioner.
                  1.2 Licensee is required to perform capital improvements with a value of Eight Hundred Fifty-one Thousand dollars ($851,000,000) as described on the Schedule of Capital Improvements annexed hereto as Exhibit B including, but not limited to renovation to the following:
                           (a) Renovation of the restaurant building, identified
as Building A ("Building A") in Exhibit C, annexed hereto, including improvements to the roof top to accommodate public dining;
                           (b) Renovation of the kiosk, identified as Building B
("Building B") in Exhibit C, annexed hereto, including

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improvements to accommodate the Licensee's merchandise shop, souvenir boutique and/or food and beverage service operations;
                           (c) Reconstruction of the existing comfort station,
identified as Building C ("Building C") in Exhibit C, annexed hereto, including construction on the site of a new facility to accommodate Parks offices and Parks staff rest rooms and changing areas.
                  1.3 Licensee shall complete renovations to Building A and operate, maintain and manage the Restaurant Facility in and adjacent to Building A at its sole cost and expense. Operation, maintenance and management obligations shall include the following:
                           (a) the operation and maintenance of a snack bar,
incorporating a fast food walk-away concession with merchandise sales on the first floor of Building A, sit-down restaurant service on the second floor of Building A and, weather permitting, sit-down patio restaurant service adjacent to the first floor of Building A;
                           (b) the provision and ongoing maintenance of a large
rest room facility in Building A, which shall be directly accessible to the members of the general public who are not restaurant customers;
                           (c) the maintenance and cleaning of all areas within
100' of the limit lines as illustrated in Exhibit C, Site Plan annexed hereto and made a part hereof.

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                  1.4 At its sole cost and expense, Licensee shall complete
renovations to Building B and provide a merchandise shop, souvenir boutique, tourist information center and/or food and beverage service operation in Building B.
                  1.5 At its sole cost and expense, Licensee shall substantially rehabilitate Building C and therein provide a reconstructed facility for the Parks Department designed to accommodate office, equipment storage and training rooms as well as separate staff restrooms, shower rooms and changing areas for women and men Parks Department personnel.
                  1.6 Licensee shall maintain the entire Licensed Premises within the limit line, as illustrated on Exhibit C, Site Plan, annexed hereto and made a part hereof. Maintenance shall include any and all daily, regular or routine maintenance or repair necessary, as required by the Commissioner, to keep the premises clean and free of dirt and litter within a one hundred (100) foot radius of Building A and Building B so that the Licensed Premises are capable of being used by the public as a first class facility. Subject to the provisions of Section 10 herein, Parks has not and will not issue other licenses or permits for food and beverage service or merchandise sales within the Licensee's maintenance and cleaning areas of responsibility, provided Licensee performs its obligations under this License to the Commissioner's reasonable satisfaction.

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                  1.7 This license is granted to Licensee provided Licensee
obtains any and all approvals, permits, and other licenses required by federal, state and City laws, rules, regulations and orders and approvals necessary to operate the facility in accordance with the terms of this License. In order to be in compliance with this License Agreement, Licensee must fulfill the obligations contained within this Section 1. Commissioner may deem as a default Licensee's failure to provide said services for any reason within the control of the Licensee.

                                    SECTION 2
                                   DEFINITIONS

                  2.1 As used throughout this License, the following terms shall have the meanings set forth below:
                           (a) "Substantial Completion" or "Substantially
Complete" shall mean that the Commissioner certifies that the Restaurant or maintenance facilities have been completed substantially in accordance with the plans, specifications, schematics, working and mechanical drawings approved by Parks, notwithstanding that minor work remains to be completed in accordance with work schedule provided for herein and/or set forth as "Punch List" items as provided for in Section 5.18 herein and that the Recreation Facility may be opened to the public.
                           (b) "Final Completion" or "Finally Complete" shall
mean that the construction of the Recreation Facility has

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been completed to such an extent that the Commissioner of Parks certifies that it has been finally completed and no further work is required by Licensee pursuant to this Agreement in connection with the construction of said facility. Notwithstanding the issuance of any such certification, Licensee shall be liable for any claims related to such construction and shall be responsible for any other responsibility (including maintenance, repair and indemnity) set forth in this Agreement.
                           (c) "Year," or "Operating Year" shall mean the period
between the anniversary of the Fee Commencement Date of this License in any calendar year and the day before the anniversary of the Fee Commencement Date of this License in the following calendar year.
                           (d) "Licensed Premises" shall mean the areas denoted
on Exhibit C annexed hereto and made a part hereof, and shall be deemed to extend to the limit lines surrounding Building A and Building B, Building C for the purposes of completing the reconstruction work for Parks use, all sidewalks, curbs, pathways, trees, landscaping, and other improvements within said limit lines. The Licensed Premises are located in Battery Park, Block 3, Lot 1, Borough of Manhattan, New York, New York. At its sole cost and expense, Licensee shall maintain the entire Licensed Premises, provided that the Licensee shall not maintain utility lines between the Licensed Premises and the main utility trunk lines under the streets, except insofar as the Licensee may

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alter or connect to utility service lines in order to complete its Capital
Improvements program as provided in Section 5 of this License Agreement.
                           (e) "Capital Improvements" shall mean all
construction, reconstruction or renovation of the Licensed Premises whether performed directly by the Licensee or by subcontractors or agents of the Licensee. Capital Improvements shall not include routine maintenance and repair of existing facilities required to be performed in the normal course of management and operation of the Restaurant Facility or Parks Facility.
                           (f) "Restaurant Facility" shall mean both the main
building and the kiosk, Buildings A and B respectively. Notwithstanding any rights to assign or sublicense the Restaurant Facility and operations pursuant to Section 11 hereof, the Licensee shall design, operate and maintain the Restaurant Facility as a unified business operation with common architectural and aesthetic themes maintained throughout the Restaurant Facility and operations.
                           (g) "Parks Facility" shall mean the existing comfort
station, Building C, which the Licensee shall completely renovate and in the shell thereof shall construct a new facility to accommodate the needs of the Parks Department.
                           (h) (i) "Gross Receipts" shall mean, except as
otherwise provided in this sub-section 2.1(h), all funds received

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by Licensee without deduction or set-off of any kind, from the sale of food and beverages, wares, merchandise or services of any kind, resulting directly or indirectly from the operation of this License, provided that Gross Receipts shall exclude the amount of any federal, state or city taxes which may now or hereafter be imposed upon or be required to be paid by Licensee as against its sales. Gross Receipts shall include any orders, placed or made directly or indirectly at Licensed Premises, although delivery of merchandise or services may be made outside, or away from the Licensed Premises, and shall include all receipts for services to be rendered or orders taken at the Licensed Premises for services to be rendered outside thereof. Notwithstanding any provision herein to the contrary, proceeds realized by other caterers in which the principals of Licensee have an interest are excluded from Gross Receipts under this License, notwithstanding the fact that a catered event customer originally solicited Licensee at the Licensed Premises. Licensee is nonetheless required to always act in good faith in its efforts to book catered events at the Licensed Premises. All other sales made or services rendered directly or indirectly from Licensed Premises shall be construed as made and completed therein even though payment therefor may be made at some other place, and although delivery of merchandise sold or services rendered directly or indirectly upon Licensed Premises may be made other than at Licensed Premises.

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                                    (ii) Gross Receipts shall also include all
sales made by any other operator or operators using the Licensed Premises, provided that in the event that the use of vending machines on the Licensed Premises for the sale of food, drink, and other items is approved by Parks, Licensee's actual income realized from such vending machine operations shall be included in Gross Receipts, and provided further that Gross Receipts shall be limited to include Licensee's actual income realized from fees or commissions from any third party vendors operating at the Licensed Premises, including but not limited to florists, photographers, bands and equipment rental companies the services or merchandise of which are provided to Licensee's customers of catered events, and rental, sublicense or subcontracting fees in connection with all services, including but not limited to such services as valet parking operations, provided by Licensee's approved subcontractors or sublicensees.
                                    (iii) Gross Receipts shall include sales
made for cash or credit (credit sales shall be included in gross receipts as of the date of the sale) regardless of whether the sales are paid or uncollected, it being the distinct intention and agreement of the parties that all sums received by Licensee from all sources from the operation of this License shall be included in Gross Receipts, provided however that any gratuities transmitted by Licensee directly or indirectly to employees and staff shall not be included within Gross Receipts. Licensee shall

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provide sufficient documentation to prove that such gratuities were paid to employees and staff in addition to their regular salaries.



                           [Intentionally Left Blank]

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                                    SECTION 3
                                 TERM OF LICENSE

                  3.1 This License shall commence and become effective upon full execution by the parties. This License shall be for an operating term of twenty
(20) years beginning on the earlier of the date the Commissioner certifies that the Licensee's Capital Improvements to Building A are substantially complete or November 1, 1995 ("Fee Commencement Date") and ending on the twentieth anniversary of the Commissioner's certification or October 31, 2015, whichever is earlier.
                  3.2 In addition to the rights to terminate as provided in
Section 13 herein and the General Provisions annexed hereto as Exhibit A, this License is terminable at will by the Commissioner in his sole and absolute discretion at any time and such termination shall be effective after thirty (30) days written notice to Licensee. The Commissioner, the City, its employees and agents shall not be liable for damages to Licensee in the event that this License is terminated by Commissioner as provided for herein. In the event such notice is not given, this License shall terminate on the twentieth anniversary of the Commissioner's certification that Capital Improvements to Building A are substantially complete or October 31, 2015, whichever is earlier.


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                                    SECTION 4
                                 PAYMENT TO CITY

                  4.1 Licensee shall pay to City, in equal installments on the dates specified in Section 4.2 herein, License Fees for each Operating Year, consisting of the higher of the Minimum Annual Fee versus the annual percentage of Gross Receipts derived from operations under this License according to the schedule below.

OPERATING                             MINIMUM                                  PERCENTAGE OF
YEAR NUMBER                           ANNUAL FEE                         vs.   GROSS RECEIPTS
-----------                           ----------                               --------------

1                                     $50,000                                  06% of restaurant gross receipts and 10%
                                                                               of merchandise gross receipts.

2                                     $50,000                                  07% of restaurant gross receipts and 10%
                                                                               of merchandise gross receipts.

3                                     $50,000                                  08% of restaurant gross receipts and 10%
                                                                               of merchandise gross receipts.

4                                     $50,000                                  08% of restaurant gross receipts and 10%
                                                                               or merchandise gross receipts.

5                                     $50,000                                  08% of restaurant gross receipts and 12%
                                                                               or merchandise gross receipts.

6                                     $50,000                                  "              "             "

through

20                                    $50,000                                  "              "             "



                  4.2 The Minimum Annual Fees for each Operating Year shall be paid to the City in twelve (12) equal installments on or before the first day of each month. Any additional amount resulting from the applicable Percentage of Gross Receipts shall

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be paid on for before sixty days following the end of the applicable Operating
Year.

                  4.3 On or before the thirtieth (30th) day following each month of each Operating Year, Licensee shall submit to Parks in a form satisfactory to Parks, a statement, signed and verified by an officer of Licensee, reporting the preceding months Gross Receipts broken down into the following categories: food and beverage service at snack bar, food and beverage service at sit-down restaurant, alcoholic beverage service, parking, vending machines, merchandise sales, information and tour booth services and miscellaneous sources of income. Licensee must indicate whether or not these amounts are inclusive of sales tax collected.
                  4.4 On or before the thirtieth (30th) day following each Operating Year, Licensee shall submit to Parks an income and expense statement, in form satisfactory to Parks, signed and verified by an officer of Licensee. The form of the statement annexed hereto as Exhibit G, Income and Expense Statement, is approved as the initial Statement of Annual Income and Expenses. Licensee may designate such income and expense statements or any part thereof confidential and exempt from disclosure under applicable freedom of information laws. Parks will consider such designation when making determinations for disclosure under applicable freedom of information laws.

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                  4.5 Licensee shall keep books and records as set forth in
Article IV of the General Provisions, annexed hereto as Exhibit A, and shall institute a revenue control system acceptable to Commissioner.
                  4.6 In the event Parks determines that Licensee or his/her employees, agents, sublicenses, or subcontractors have breached sections 4.1 through 4.5, hereinabove or sections 7.1 through 7.5, herein, Licensee may be subject to a charge of $100.00 as liquidated damages with respect to each incident of such breach provided that Licensee has been given reasonable notice of such breach and has failed to cure within thirty (30) days of such notice.
                  4.7 Prior to commencement of operations hereunder, Licensee shall deposit with the City the sum of Twelve Thousand Five Hundred Dollars ($12,500) as a security deposit ("Security Deposit"). Pursuant to the terms of
Article VI of the General Provisions annexed hereto as Exhibit A, the Security Deposit shall be held by the City without liability for interest thereon, as security for the full, faithful and prompt performance of and compliance with each and every term and condition of this License to be observed and performed by the Licensee.
                  4.8 License fees to Parks, shall be made payable to the City of New York Department of Parks and Recreation, Attention Revenue Division, The Arsenal, Central Park, New York, NY 10021.

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                                    SECTION 5
                              CAPITAL IMPROVEMENTS

                  5.1 Licensee shall spend or cause to be expended during the term hereof, a minimum of Eight Hundred Fifty-One Thousand Dollars ($851,000) for Capital Improvements as defined in Section 2 hereof. These Capital Improvements shall include but are not limited to the following
                           (a) Complete renovation of Building A, including
improvements necessary to accommodate the operations of the Licensee's food and beverage service and merchandise sales operations including the accommodation of roof top dining, to provide a separately accessed comfort station/restroom area for the general public with no fewer than 24 stalls in the women's room and no fewer than 11 stalls and 10 urinals in the men's room, and to provide one garbage compactor and one closed container equivalent in service capacity to the McClain "MAG" 6-yard compactor and the "RP 2240B" 40-yard closed container respectively, together with any required site work to make the compactor and container functionally operable to the Commissioner's satisfaction;
                           (b) Renovation of Building B to accommodate the
Licensee's operation of a merchandise shop, tourist information center or food and beverage service operations, subject to Parks approval;

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                           (c) Complete renovation of Building C, the existing
comfort station, and reconstruction of the facility so as to accommodate office, equipment storage and training rooms as well as separate staff rest rooms, shower rooms and changing areas for both female and male Parks Department personnel; and
                           (d) Design and installation of appropriate barriers
to control access to the parking area adjacent to Building A.
                  5.2 All Capital Improvements shall be completed in accordance with the attached schedule of Capital Improvements annexed hereto as Exhibit B, which includes the following information:
                           (a) Capital Improvement items to be constructed;
                           (b) Capital Improvement cost commitments; and
                           (c) Capital Improvement completion schedule.
Licensee shall perform and complete such Capital Improvements at its sole cost and expense. The Licensee shall make no other Capital Improvements or alterations without the prior written consent of the Commissioner.
                  5.3 The value of the Capital Improvements and equipment purchases shall be determined by the Commissioner based upon construction documents, invoices, labor time sheets and such other supporting documents or other data. Expenditures for ordinary repairs and maintenance shall not be considered Capital Improvements. In making the determination of value, Commissioner

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may request any information he reasonably believes would be helpful to make such determination. Licensee shall forward such information to Commissioner upon request by Commissioner.
                  5.4 A percentage of the total cost ("Total Cost") for all Capital Improvements will be charged to the Licensee for the review of design documents by DPR personnel (the "Design Review Fee"). Total Cost of the Capital Improvements will be the total amount stipulated in Section 5.1 herein or the total of the actual construction and design cost, whichever is greater.

                           DESIGN REVIEW FEE SCHEDULE

         Cost of Capital Improvements                           Fee
         Up to $1,000,000                                       1%
         Above $1,000,000                                       .5%

The schedule for payment of the Design Review Fee is as follows:
         (a)  Upon execution of this License Agreement: $8,510.00
         (b)  Upon the Final Completion of Capital Improvements, the
Licensee shall made a supplementary payment based upon the amount of Capital expenditures (including both construction and design) which exceeds the amount of the Capital Improvements stipulated in the License Agreement.
                  5.5 Pursuant to any approved schedule of Capital Improvements, Licensee shall pay all applicable fees and shall submit to Parks and all other governmental agencies having jurisdiction, for their prior approval, all plans,

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specifications, schematics, working and mechanical drawings for such Capital
Improvements. All plans, specifications, schematics, and working and mechanical drawings shall be in such detail as Parks shall require. All work shall be undertaken in strict accordance with the plans, specifications, schematics, and working and mechanical drawings approved in writing in advance by Parks. No Capital Improvement project shall be deemed Finally Completed until the Commissioner certifies in writing that the Capital Improvement project has been completed to his satisfaction.
                  5.6 Upon certification by Parks of Final Completion of the Capital Improvements performed by Licensee, as defined herein, Licensee shall provide Parks with one complete set of final, approved plans in "camera-ready wash-off mylar" or other medium acceptable to Parks.
                  5.7 For any Capital Improvements commenced subsequent to execution of this License, Licensee shall obtain a permit from the construction permit office located in the Olmsted Center, Flushing Meadows Corona Park prior to commencement of work. Licensee shall commence Capital Improvements only after the issuance of a construction permit from Parks construction permit office; conceptual approval of plans does not authorize the Licensee to begin construction. Once Licensee has obtained the required construction permit, Licensee shall notify Commissioner of the specific date on which construction shall begin.

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                  5.8 Licensee shall proceed in good faith and with due
diligence to complete all Capital Improvements in accordance with the schedule of dates indicated in Exhibit B attached hereto unless such work cannot be completed due to circumstances beyond the control of Licensee including acts of God, war, enemies or hostile government actions, revolutions, insurrection, riots, civil commotion, strikes, fire or other casualty, or the inability, through no fault of Licensee to obtain either a Certificate of Occupancy, or other permits, licenses, or certificates required by any agency having jurisdiction thereof or other similar circumstances which the Commissioner has determined to be beyond the control of Licensee. In such situations, Licensee shall employ its "best efforts" to continue Capital Improvements.
                  5.9 Licensee shall spend or cause to be expended the entire amount required to complete each Capital Improvement item listed in Exhibit B, including any amount needed above any estimated cost shown. In the event that Licensee performs all Capital Improvements for less than the amounts listed in Exhibit B, any excess monies shall be remitted to the City as additional license fees upon the expiration or sooner termination of this Agreement. If excess monies become payable pursuant to this paragraph, the excess monies shall be remitted to the City within thirty (30) days following the Commissioner's determination of Final Completion of the last Capital Improvement to be completed

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according to Exhibit B; in the alternative, the Licensee shall have the option of applying such excess monies (savings) to additional Capital Improvements to the Licensed Premises, provided its proposals for such work are approved by the Commissioner and all Capital Improvement activity is completed by April 1, 2000.
                  5.10 In the event Licensee is delayed or prevented from completing all Capital Improvements in accordance with Exhibit B due to the conditions enumerated in section 5.8 above, then the Commissioner may extend any dates for performance of any remaining Capital Improvements. The number of days by which performance may be extended shall be determined by the Commissioner after inspection of the Restaurant Facility and consultation with Licensee.
                  5.11 In the event the Licensee fails to complete a particular Capital Improvement by the date specified for final completion, Licensee shall pay the City liquidated damages of $100.00 per day until the outstanding improvement is completed. Licensee's failure to comply with any phase of the schedules for Capital Improvements for a period of thirty (30) days shall constitute a default upon which Commissioner may terminate this License upon ten
(10) days notice as provided in Article XXX of the General Provisions, annexed hereto as Exhibit A.


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                  5.12 Licensee shall perform all Capital Improvements in
accordance with all federal, state, and city laws, rules, regulations, orders, and industry standards, and with materials as set forth in the plans, specifications, schematics, working and mechanical drawings. All equipment and materials installed as part of the Capital Improvements shall be new, free from defects, of the best grade quality, suitable for the purpose intended and furnished in ample quantities to prevent delays. Licensee shall obtain all manufacturers warranties and guarantees for all such equipment and materials.
                  5.13 As required by Section 24-216 of the New York City Administrative Code, devices and activities which will be operated, conducted, constructed or manufactured pursuant to this License and which are subject to the provisions of the New York City Noise Control Code (the "Code") shall be operated, conducted, constructed or manufactured without causing a violation of such Code. Such devices and activities shall incorporate advances in the art of noise control developed for the kind and level of noise emitted or produced by such devices and activities, in accordance with regulations issued pursuant to federal, state, City laws, rules, regulations or orders.
                  5.14 Unless otherwise provided, Licensee shall choose the means and methods of completing the Capital Improvements unless Commissioner reasonably determines that such means and methods constitute or create a hazard to the Capital Improvements

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or to persons or property or will not produce finished Capital Improvements in accordance with the Schedule of Capital Improvements annexed hereto as Exhibit B.
                  5.15 No temporary storage or other ancillary structures or staging areas may be erected or maintained without a permit obtained from Parks Department's Construction Division, Permit Office.
                  5.16 Licensee may not cut down, replant, or remove any trees from the Licensed Premises without the prior written approval of the Parks Department's Forestry Division.
                  5.17 During performance of the Capital Improvements and up to the date of Final Completion, Licensee shall be responsible for the protection of the finished and unfinished Capital Improvements against any damage, loss or injury. In the event of such damage, loss or injury, Licensee shall promptly replace or repair such Capital Improvements.
                  5.18 Licensee shall provide written notice to Commissioner when the Capital Improvements of each phase are substantially completed. After receiving such notice, Commissioner shall inspect such Capital Improvements. After such inspection Commissioner and Licensee shall jointly develop a single final "punch list" incorporating all findings of Commissioner and Licensee of all work not completed or not completed to the satisfaction of the Commissioner. Licensee shall

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proceed with diligence to complete all "punch list" items within a reasonable time as determined by the Commissioner.
                  5.19 Licensee, within three (3) months of Certification of Final Completion, shall furnish the Commissioner with a statement signed and certified by an officer of Licensee, detailing the actual costs of construction. Accompanying such statement shall be construction documents, bills, invoices, labor time books, accounts payable, daily reports, bank deposit books, bank statements, checkbooks and canceled checks. Licensee shall maintain accurate books and records of account of construction costs which shall be segregated from other accounts or shall itemize and specify those costs attributable to the Licensed Premises to permit audit by Parks or the Comptroller upon request.
                  5.20 For any Capital Improvements commenced subsequent to full execution of this License, Licensee at its sole cost and expense shall provide Parks with payment and performance bonds, or upon the approval of the Commissioner, irrevocable letters of credit naming the City of New York as beneficiary, in a three-phased schedule, corresponding to the three phases of the schedule of Capital Improvements, and in the amount of each respective phase of the estimated cost of the Capital Improvements, as security for the faithful completion of the Capital Improvements. Such surety company shall be licensed to conduct surety business in the State of New York and subject to

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the prior approval of Commissioner. Such Bond shall remain in full force and effect until Parks certifies construction as finally complete. The first such performance bond or letter of credit, shall be in the amount of $220,000 for all Capital Improvements to be completed by May 31, 1995. The second bond or letter of credit shall be in the amount of $390,500 for all Capital Improvements to be completed by May 31, 1996 and the third bond or letter of credit shall be in the amount of $240,000 for all Capital Improvements to be completed by May 31, 1997. The required bond or letter of credit shall be delivered to Parks prior to the commencement of any work under this License.
                  5.21 Licensee shall promptly repair, replace, restore, or rebuild, as the Commissioner reasonably may determine, items of Capital Improvements in which defects of materials, workmanship or design may appear or to which damages may occur because of such defects, during the two-year period subsequent to the date of the Final Completion of such Capital Improvements. Failure to comply with this section shall constitute a default and may result in the termination of this License as provided in Article XXX of the General Provisions annexed hereto as Exhibit A.
                  5.22 Neither Parks, nor the City, its agencies, officers, agents, employees or assigns thereof, shall be bound, precluded or estopped by any determination, decision, approval, order, letter, payment or certificate made or given under or in connection with this License by the City, the Commissioner, or any other officer, agent or employee of the City, before the Final Completion and acceptance of the Capital Improvements, from showing that the Capital Improvements or any part thereof does not in fact conform to the requirements of this License Agreement and from demanding and recovering from the Licensee such damages as Parks or the City may sustain by reason of Licensee's failure to perform each and every part of this License Agreement in accordance with its terms, unless such determination, decision, approval, order, letter, payment or certificate shall be made pursuant to a specific waiver of this paragraph signed by the Commissioner or his authorized representative.
                  5.23 Upon installation, title to all construction, renovation, improvements, equipment and fixtures made to the Licensed Premises shall vest in and thereafter belong to the City at the City's option, which may be exercised at any time after the Substantial Completion of their construction, renovation, improvement, affixing, placement or installation. To the extent the City chooses not to exercise its option with respect to. any of the construction, renovation, improvements, equipment or fixtures made to the Licensed Premises it shall be the responsibility of Licensee to remove such items at its sole cost and expense.
                   5.24 Licensee warrants that it is financially solvent and sufficiently experienced and competent to perform, or cause to be performed, the Capital Improvements required pursuant to this License.

                                    SECTION 6
                     UTILITIES AND PUBLIC TELEPHONE SERVICE

                  6.1 Except as provided in Section 6.2 and Section 2.1(d) herein, Licensee, at its sole cost and expense, shall install or cause to be installed, and maintain all utility lines, meters and supplies of power necessary for the proper operation of this License as described herein and pay all utility cost. Utilities may include, but shall not be limited to electricity, gas, heat, coolant, water, sewer and rubbish removal. Parks does not make representation or warranty that existing cables, meters or supplies of power are adequate for Licensee's needs or that any entity can or will make such service available.
                  6.2 Once Licensee has completed reconstruction of the existing Building C and the Parks Facility is Finally Complete, Parks will accept ongoing responsibility for payment of the cost of utilities to the Parks Facility throughout the remainder of the term of this License Agreement. In no event will Licensee become obligated to maintain the existing Building C prior to the time that Licensee commences renovating construction. In addition, once Licensee has completed installation of the garbage compactor and container as required under this License Agreement, Parks will provide for the ongoing removal of compacted garbage from the compactor. However, Licensee shall have continuous and ongoing responsibility for maintenance and servicing of the compactor and container, as well as for utility costs associated with it. Parks will pay utility costs for the public restroom portion of Building A, provided that Licensee installs separate meters for measuring electricity and water consumption at the restroom portion of Building A as part of its Capital Improvements.
                  6.3 In the event that New York Telephone Company is unable to supply telephone service to the Licensed Premises, Licensee may, at its option, contract directly with any telephone company for public telephone services at Licensed Premises, but nothing herein shall obligate City to contract with any telephone company for such services in the event Licensee fails to do so. To the extent that rates for such public telephone services are not otherwise regulated by federal, state or local authorities, such rates shall be subject to Parks approval.

                                    SECTION 7
                                   OPERATIONS

                  7.1 License, at its sole cost and expense, shall operate and maintain the Restaurant Facility under authority of this License for the accommodation of the public and in such manner as the Commissioner reasonably shall prescribe and as permitted by federal, state, and City laws, rules, regulations or orders. Licensee shall have the right to use the Restaurant Facility only for the activities described herein as follows:

                  (a) operation and maintenance of a snack bar with a concession stand on the ground floor level of the main building, (Building A in Exhibit C, annexed hereto) for fast-food and merchandise walk away purchases;
                  (b) operation and maintenance of a full service restaurant with an interior dining room on the ground floor level of Building A featuring a display kitchen on the back wall, glass doors leading to the outside patio and a large spiral staircase leading to rooftop dining;
                  (c) operation and maintenance of a partially enclosed, outdoor patio dining area adjacent to the interior dining room incorporating bench seating and cafe tables, an outdoor bar with tables, umbrellas and chairs.
                  (d) operation and maintenance of a roof top dining area on the second level of Building A;
                  (e) operation and maintenance of a valet parking concession in the area adjacent to Building A to accommodate patrons of the Restaurant Facility;
                  (f) operation and maintenance of a large rest room facility on the ground floor level of Building A, part of which shall be directly accessible to be public without entering through the interior dining room described above and which shall be provided without charge to the public. No fewer than 24 stalls in the womens' rest room and 11 stalls and 10 urinals in the mens' rest room shall be directly accessible to the public from outside the Restaurant Facility without entering the interior dining area. The number of rest room stalls accessible through the interior dining room shall not be fewer than the number of stalls required by City Building Code for the number of seats at tables in the interior dining room and roof top dining area combined;
                  (g) subject to the prior written approval of the Commissioner, operation and maintenance of a merchandise shop and souvenir boutique and/or food and beverage operation in the kiosk structure, Building B in Exhibit C, annexed hereto.
                  7.2 Notwithstanding its obligations to maintain the Licensed Premises, once Licensee has completed the Capital Improvements to the existing comfort station, Building C in Exhibit C annexed hereto, as required pursuant to
Section 5 herein, and has turned the Parks Facility over to Parks as Finally Complete, no continuing operational duties pertaining to Building C shall be required of Licensee except for its warranty of construction.
                  7.3 Licensee may place chairs, tables and umbrellas in the patio areas within the Limit Line of Building A on the Licensed Premises, as illustrated on Exhibit C, annexed hereto, for the use of patrons of the restaurant. Additionally, Licensee will be responsible for placing and maintaining tables in a designated area adjacent to the walk-away food service concession which will be made available for use by the general public.

Licensee must operate, maintain and clean the entire seating area including the public tables, whenever the outdoor patio or walk-away fast food concessions are operating. Licensee must arrange the seating area so that pedestrian traffic along the pathways is not impeded.
                  7.4 Licensee may store tables, chairs and equipment only in the areas in the Restaurant Facility designated on the Design Plans.
                  7.5 Licensee's vendors and waiters/waitresses will be required to wear uniforms that have been approved by the Department, which approval shall not be unreasonably withheld or delayed. The description of uniforms annexed hereto as Exhibit D is hereby approved by the Department.
                  7.6 In addition to a Parks permit, the Licensee must obtain a Health Department License, and any other licenses, permits or authorizations from any government agencies having jurisdiction and shall prominently display said licenses, permits or authorizations, as required in accordance with applicable federal, state and City rules, laws, statutes, regulations or orders. In the event that Licensee is unable to obtain a liquor license for the Restaurant Facility or licenses, permits or authorizations for Licensee to operate the Restaurant Facility within one year of the execution date of this License, Licensee shall have the right to terminate this License without penalty or prejudice. In the event of such termination by Licensee the

Department shall promptly refund to Licensee the security deposit held pursuant to Section 4.7 herein.
                  7.7 Prices for all items and services to be sold at or from the Licensed Premises, including but not limited to all prices charged for food, beverages, merchandise, tour services or parking, must be uniform and approved by the Commissioner. It is understood that all restaurant and snack bar pricing will be competitive with all similar restaurant and snack bar pricing, respectively, at facilities under similar licensing arrangements with Parks. Exhibit E, annexed hereto, contains the pre-approved menu, merchandise, services and parking price list, however Licensee shall have a liberal right to change the items being served and sold, subject to approval of Parks which shall not be unreasonably withheld or delayed, except that daily specials shall not require Parks' prior approval.
                  7.8 Commencing on the Fee Commencement Date and thereafter during the times the Restaurant Facility is in operation, Licensee will be responsible for keeping the entire Licensed Premises clean and free of litter. Licensee shall maintain umbrellas, canopies and other equipment utilized in the operations under this License Agreement in good repair and order.
                  7.9 Throughout the term of this License Agreement, Licensee shall operate the Restaurant Facility seven days per week for such hours as the Commissioner shall approve. Annexed hereto as Exhibit E is the initial schedule of operating hours, food service menu and merchandise price list, which is hereby approved. In regulating the hours of operation, the Commissioner may consider the hours of operation of other similar Parks facilities, the nature of the community and the environs of the concession, the rules and regulations of Parks operations, the public health and safety, and other similar considerations. Licensee may, subject to the prior written consent of the Commissioner, suspend operation of the restaurant portion of the Restaurant Facility during the period between January 1 and March 31 of any Operating Year, if the Licensee determines that such operation is not economically feasible; during any such period of restaurant suspended operations, the Licensee shall continue operations of the snack bar portion of the Restaurant Facility.
                  7.10 At its sole cost and expense, Licensee shall open and maintain the rest rooms which are available to the general public in Building A, during all hours when any food or beverage service is in operation on the Licensed Premises. For all rest room space in Building A, including the area available to the general public, the Licensee shall submit a cleaning schedule for the prior approval of Parks and adhere to such schedule once it is approved. Licensee shall provide all required cleaning supplies and services, including but not limited to soap, towels (or hot air blowers) and toilet paper, paint, removal of graffiti, repair broken stall doors, and toilet seats, and replacement of broken lights and fixtures.
                  7.11 Umbrellas, canopies and other equipment shall be of a design and color as set forth in the Design Plans, once said Design Plans have been approved by the Department. No advertising of product brands will be permitted unless approved in advance by the Department.
                  7.12 Licensee shall, at its sole cost and expense, print, frame and prominently display in a place and manner designated by Commissioner, the current approved schedule of hours, fees and rates as required by Section
7.9 herein.
                  7.13 Licensee shall not use any polystyrene foam packaging or food containers in the operations under this License Agreement. Additionally, Licensee will only be allowed to provide paper straws for the walk-away snack bar concession; plastic straws will be permitted only in the interior restaurant settings.
                  7.14 Licensee, at its sole cost and expense, shall provide any lighting, music, music programming or sound equipment necessary for the proper operation of the License. Licensee agrees to operate and play said sound equipment and music only at a sound level reasonably acceptable to the Commissioner. Any extraordinary musical programming (other than regular background music, either recorded or live) by the Licensee shall be subject to Department approval.

                  7.15 Licensee warrants that all food, beverages and merchandise shall be pure and of good quality. Licensee shall maintain adequate inventory control to assure a constant supply of food, beverages and merchandise. Licensee shall operate the snack bar in such a manner as to maintain the highest health inspection rating.
                  7.16 Licensee shall personally conduct operations under this License Agreement or employ an operations manager satisfactory to Commissioner. The designated manager must be available by telephone during all hours of operation. Licensee shall replace any manager, employee, subcontractor or sublicensee whenever reasonably demanded by Commissioner.
                  7.17 Licensee at its sole cost and expense, shall provide personnel with the requisite qualifications and appropriately train, supervise and accept responsibility for their acts associated with the operation of this License, including but not limited to:
                           (a)  the collection of all monies;
                           (b)  the maintenance of the Licensed Premises;
                           (c)  the conduct and supervision of all activities
to be engaged in upon the Licensed Premises, including the provision of food service personnel;
                           (d)  the maintenance of security of the Licensed
Premises;

                  7.18 Licensee shall at its sole cost and expense, provide a twenty-four (24) hour per day security system at the Restaurant Facility.
                  7.19 Licensee shall prepare and provide to Parks, reports of major accidents occurring on the Licensed Premises. Licensee shall promptly notify Parks, in writing, of any claim for injury, death, property damage or theft which shall be asserted against Licensee with respect to the Licensed Premises. Licensee shall also designate a person to handle all such claims, including all insured claims for loss or damage pertaining to the operations of the Licensed Premises and Licensee shall notify Parks in writing, as to said person's name and address.
                  7.20 Licensee shall promptly notify Parks personnel of any unusual conditions that may develop in the course of the operation of this License Agreement such as, but not limited to, fire, flood, vandalism, casualty or substantial damage of any character.
                  7.21 Licensee shall maintain close liaison with the Parks Enforcement Patrol and New York City Police and cooperate with all efforts to remove illegal vendors from the Licensed Premises and surrounding areas. Licensee shall not allow or permit illegal activity to occur on the Licensed Premises. Although Parks will use its best efforts to remove non-licensed vendors from the Licensed Premises, Parks makes no warranty that such illegal vendors will not appear on the Licensed Premises.

                  7.22 All deliveries to Licensee shall be made on such days and at such times of day as Commissioner shall reasonably approve.
                  7.23 Licensee shall establish an appropriate advertising and promotion program. Licensee shall have the right, subject to the prior approval of the Commissioner, to print or to arrange for the printing of programs for events containing any advertising matter, except advertising matter which in sole discretion of the Commissioner demonstrates a lack of respect for public morals or conduct, is otherwise unacceptable or which adversely affects the reputation of the Restaurant Facility, the Parks Department or the City of New York.
                  7.24 Licensee shall employ good faith efforts and cooperate with any existing licensees operating nearby the Licensed Premises to secure consent for the Licensee to erect and maintain suitable signs on the Licensed Premises and in the other areas of Battery Park, as described on Exhibit F annexed hereto. Such signs shall be informational in nature and direct patrons to Licensee's facilities at the Licensed Premises, which shall include, for the purposes of such signage, the rest rooms available to the general public in the Main Building. Any advertisement used in connection with such facility, shall be appropriately located and shall state that the Restaurant Facility is a City of New York, Department of Parks and Recreation concession, operated by Shellbank Restaurant Corp.

                  7.25 If Licensee contemplates placing any signs off-site, such as on nearby highways or streets for the purpose of directing patrons to the Restaurant Facility or for any other purpose, it shall be Licensee's responsibility to obtain any necessary approvals or permits from any governmental agency having jurisdiction over such highways, streets or locations. The design and content of all signs, whether on or off Parks property, are subject to Commissioner's prior approval.
                  7.26 Licensee shall obtain equipment which will provide security for all monies received. Licensee shall provide for the transfer of all monies collected to the bank. Licensee shall bear the loss of any lost, stolen or counterfeit monies derived from operations pursuant to this License.
                  7.27 Licensee shall have use of the Parking Area, ("Parking Area") denoted on Exhibit C annexed hereto and made a part hereof, and may, subject to the Licensee's obtaining the prior written approval of the Commissioner and any other state or local authorities having jurisdiction, erect a vehicular traffic control device at the entrance to the Parking Area nearest to State Street and develop a parking control system for the use of the Parking Area by its employees, agents, contractors and patrons. Any such parking control system shall not impede pedestrian traffic through the Parking Area nor restrict the access of official and emergency vehicles to the Parking Area and Battery Park. Licensee agrees to allow and assist tour buses and similar vehicles requiring use of the Parking Areas as a turnaround area. Licensee agrees to maintain the Parking Area in a clean and orderly manner, free from refuse and litter.

                                    SECTION 8
                       MAINTENANCE, SANITATION AND REPAIRS

                  8.1 Licensee, at its sole cost and expense and to the reasonable satisfaction of Commissioner, shall put, keep, repair and preserve in good order the Licensed Premises including the main building and kiosk structures, walkways, curbs, pathways, trees, landscaping, parking lot and other areas extending to and including the limit line as indicated on Exhibit C annexed hereto. Licensee shall at all times keep Licensed Premises and the areas within 100' of the Licensed Premises, clean, free of litter, neat and, with respect to the food service areas, fumigated, disinfected, deodorized and in every respect sanitary. Licensee shall provide regular cleaning and maintenance services for Licensed Premises, including collection and removal of litter, debris and snow. Licensee shall provide for ongoing maintenance and repair of the garbage compacting equipment which it installs, as provided in Section 5.1 herein.
                  8.2 Parks will provide for the regular removal of compacted material from the compactor supplied by the Licensee.
                  8.3  Licensee shall maintain and repair the Licensed
Premises in accordance with the standards set forth in this License Agreement. All such maintenance shall be performed by

Licensee in a good and worker like manner. Licensee shall submit with its annual statement of income and expenses required pursuant to Section 4.4 herein, a report detailing its annual expenditures for material needed for repairs and maintenance in fulfillment of its obligation pursuant to this Section 8. The Security Deposit required pursuant to Section 4.7 hereof and Article VI of the General Provisions, annexed hereto as Exhibit A, shall secure Licensee's obligation to maintain and repair the Licensed Premises.
                  8.4 Licensee shall provide adequate waste receptacles on the Licensed Premises. All waste, garbage, refuse, rubbish and litter shall be collected, bagged and placed in the compactor/container at the Licensee's sole cost and expense; compacted garbage will be removed by Parks on a regular, as needed basis.
                  8.5 Licensee shall be responsible for all snow removal on the Licensed Premises.
                  8.6 Licensee, at its sole cost and expense and to the reasonable satisfaction of Commissioner, shall provide (and replace if necessary), all equipment necessary for the operation of this License, and put, keep, repair, preserve and maintain in good order all equipment found on, placed in, installed in or affixed to Licensed Premises.
                  8.7 At the expiration or sooner termination of this License, Licensee shall turn over to Parks a Restaurant Facility with kiosk, parking lot and Parks Facility which are well maintained, in good repair and in broom clean condition, ordinary wear and tear excepted.

                                    SECTION 9
                                    APPROVALS

                  9.1 Licensee is solely responsible for obtaining all government approvals, permits and licenses required by federal, state and City laws, regulations, rules or orders to fulfill this license.
                  9.2 Whenever any act, consent, approval or permission is required of City or Commissioner under this license, the same shall be valid only if it is, in each instance, in writing and signed by Commissioner or his duly authorized representative. No variance, alteration, amendment, or modification of this instrument shall be valid or binding upon City, Commissioner or their agents, unless the same is, in each instance, in writing and duly signed by the Commissioner or his duly authorized representative.

                                   SECTION 10
                         RESERVATION FOR SPECIAL EVENTS

                  10.1 Commissioner represents to Licensee that the Commissioner has not granted to any other person or entity any license, permit, or right of possession or use which would prevent in any way Licensee from performing its obligations and realizing its rights under this License. It is expressly understood that this Section 10.1 shall in no way limit Parks right to sponsor or promote Special Events, as defined herein, in Battery Park, or to enter into agreements with third parties to sponsor or promote such events; provided that Parks will use its reasonable efforts to assure that such agreements shall not, without the prior written consent of Licensee, prohibit the Licensee from use of the parking lot or driveway adjacent to the Licensed Premises. For the purposes of this Section 10.1 the term "Special Event(s)" shall mean any event for which Parks has issued a Special Event Permit.
                  10.2 Commissioner shall use his best efforts to notify Licensee of any Special Event to be held at Battery Park at least fifteen (15) days in advance of such event.
                  10.3 Parks agrees to notify any third party operator or sponsor of Special Events of Licensee's access rights to the Licensed Premises and to provide same with the name and telephone number of Licensee's manager.
                  10.4 In the event that Licensee provides reasonably satisfactory evidence to Parks that the use of the Restaurant Facility is adversely affected by such Special Events, Licensee and the Commissioner agree to meet and to discuss and consider a modification of this License to take into account the affect of such Special Events on the revenues of the Restaurant Facility.
                  10.5 Notwithstanding any other provision of this Section 10, Licensee agrees to make Building A available to Parks for functions conducted and sponsored by Parks for Parks' personnel no more than four (4) times per year. All Parks-sponsored functions shall be scheduled no more than 120 days nor less than 30 days prior to the event. Licensee shall only be obligated to make available the dining and catering space of Building A, although Licensee shall have the right of first refusal to provide any commercial food and beverage catering services, if such services are required for the Parks sponsored functions. Parks may, without obligation to Licensee supply food and beverage service to Parks' personnel. During such Parks sponsored functions, Licensee shall, without cost to Parks, make Licensee's managerial personnel available to assist with opening, closing and/or security of the Licensed Premises. Parks personnel shall not have the right to use the kitchen or bar during such Parks-sponsored functions.

                                   SECTION 11
                           ASSIGNMENTS AND SUBLICENSES

                  11.1 Licensee may assign or sublicense its interest in whole or in part in this License Agreement provided that Licensee obtains the Commissioner's prior written approval, which shall not be unreasonably withheld or delayed.
                           (a)  No assignment or other transfer of any
interest in this License Agreement shall be permitted which, alone or in combination with other prior or simultaneous transfers or assignments, would have the effect of changing the ownership or control, whether direct or indirect, of more than forty-nine percent (49%) of stock or voting control of Licensee in the Licensed Premises without the prior written consent of Commissioner. Licensee shall present to Commissioner the assignment or sublicense agreement for approval, together with any and all information as may be required by the City for such approval, including a statement prepared by a certified public accountant indicating that the proposed assignee or sublicensee has a financial net worth acceptable to the Commissioner together with a certification that its principal business activity will consist of the management and operation of the Recreation Facility. The constraints contained herein are intended to assure the City that the Licensed Premises are operated by persons, firms and corporations which are experienced and reputable operators and are not intended to diminish Licensee's interest in the Licensed Premises or to create any rights to payment as a condition of the granting of any required consent or approval.
                           (b)  As used in this Section 11 the term
"assignment" shall be deemed to include any direct or indirect assignment, sublet, sale, pledge, mortgage, transfer of or change of more than 49% in stock or voting control of the Licensee, including any transfer by operation of law. No sale or transfer of the stock owned by Licensee or its nominee may be made under any circumstance if such sale will result in a change of control violative of the intent of this Section.
                  11.2 Should Licensee choose to assign or sublicense the management and operation of any element of the Recreation Facility to another party, Licensee shall seek the approval of the Commissioner by submitting a written request including proposed assignment documents as provided above. The Commissioner may request any additional information he deems necessary and Licensee shall promptly comply with such requests.
                  11.3 No consent to or approval of any assignment or sublicensee granted pursuant to this Section 11 shall constitute consent to or approval of any subsequent assignment or sublicense.
                  11.4 Failure to comply with this provision shall cause the immediate termination of this license.

                                   SECTION 12
                       RESERVATION FOR PARKS CONSTRUCTION

                  12.1 Parks reserves the right to perform construction or maintenance work at its discretion on or through the Licensed Premises at any time during the term of this License; however the City shall make reasonable efforts to perform or have performed any repairs, alterations and/or other construction work (the "Construction Work") in and to the Park and/or Licensed Premises in such a manner as will not materially interfere with Licensee's operations at the Licensed Premises which for the purposes of this Section 12.1 shall refer to Building A and Building B only.
                  12.2 Notwithstanding anything contained herein to the contrary, City reserves the right to, and anticipates that it may during the term hereof, upon thirty (30) days written notice to Licensee, suspend Licensee's Restaurant operations hereunder for any number of days in order to accommodate City construction projects, including without limitation, the anticipated reconstruction of the esplanade and landscaping in Battery Park. During the period of any suspension of Restaurant Facility operations pursuant to this subsection 12.2 whether or not the required notice has been given by City, the Minimum Annual Fee and/or Percentage payments due, if any, shall be suspended and upon resumption of Restaurant Facility operations, such fee payments shall be resumed at the same levels which would have been in effect on the date of the suspension of operations. In addition, the License term shall be extended past its original expiration date for a period of time equal to such suspension, it being the intention of the parties that the Licensee shall, subject to the terms hereof, be entitled to operate the Licensed Premises for twenty (20) full Restaurant Facility Seasons at the corresponding fee set forth in Section 4.1 herein for each such season.

                           [intentionally Left Blank]

                                   SECTION 13
                         GENERAL PROVISIONS INCORPORATED

                  13.1 The General Provisions annexed hereto as Exhibit A are hereby incorporated herein. In the event that there is any conflict between the General Provisions annexed hereto as Exhibit A and this License Agreement, the language of this License Agreement shall control.
                  IN WITNESS WHEREOF, the parties hereto have caused this License Agreement to be signed and sealed on the day and year first above written.

                                          CITY OF NEW YORK
                                          PARKS & RECREATION


                                          By:/s/ Henry J. Stern
                                             ----------------------------------
                                          Henry J. Stern, Commissioner

                                          Dated:  23 December, 1994
                                                -------------------------------

                                          SHELLBANK RESTAURANT CORP.


                                          By:/s/ Frank Cretella
                                             ----------------------------------
                                            Frank Cretella  Pres
                                          -------------------------------------
                                          Print Name and Title

                                          Dated: December 14, 1994
                                                -------------------------------

APPROVED AS TO FORM
CERTIFIED AS TO LEGAL AUTHORITY


Unintelligible
------------------------------------
ACTING CORPORATION COUNSEL

Dated:  November 10, 1994
     -------------------------------

STATE OF NEW YORK                   )
                                    ) ss.:
COUNTY OF NEW YORK                  )


                  On this 23rd day of December, 1994 before me personally came Henry J. Stern to me known, and known to be the Commissioner of the Department of Parks and Recreation of the City of New York, and the said person described in and who executed the forgoing instrument and he acknowledged that he executed the same in his official capacity and for the purpose mentioned therein.



                             /s/ Marjorie A. Cadogan
                             ------------------------------------------
                             Notary Public



STATE OF NEW YORK                   )
                                    } ss.:
COUNTY OF NEW YORK                  )


                  On this 14th day of December, 1994 before me personally came Frank Cretella, who, being duly sworn by me did depose and say that he resides at 1113 Forest Ave. NY 10310 and that he is the President of the corporation described in and who executed the foregoing instrument and he acknowledged that the executed the same in his official capacity and for the purposes mentioned therein.



/s/ Robert J. Scamardella
------------------------------------
                      Notary Public

                                    EXHIBIT A

                               GENERAL PROVISIONS

                                TABLE OF CONTENTS

                                                                          Page
ARTICLE                                                                   ----

   I                 DEFINITIONS........................................... 1

   II                NOT A LEASE........................................... 2

   III               PROHIBITION AGAINST TRANSFER.......................... 2

   IV                BOOKS AND RECORDS..................................... 2

   V                 RIGHT TO AUDIT........................................ 4

   VI                SECURITY DEPOSIT...................................... 4

   VII               CREDITOR-DEBTOR PROCEEDINGS........................... 5

   VIII              USE OF EQUIPMENT...................................... 6

   IX                TITLE................................................. 6

   X                 LICENSEE'S ACQUISITION OF FIXED EQUIPMENT............. 6

   XI                EXPENDABLE EQUIPMENT.................................. 6

   XII               OBLIGATION TO ACQUIRE................................. 7

   XIII              MAINTENANCE OF LICENSED PREMISES, EQUIPMENT AND
                     CONDITION UPON SURRENDER.............................. 7

   XIV               ALTERATIONS........................................... 8

   XV                IMPROVEMENT OR CORRECTION IN OPERATIONS............... 9

   XVI               MERCHANDISE AND PRICES................................ 9

   XVII              ADVERTISING...........................................10

   XVIII             UTILITIES.............................................10

   XIX               PUBLIC TELEPHONE SERVICE..............................10

   XX                INFLAMMABLES..........................................10

   XXI               SANITATION............................................10

   XXII              ACCESS................................................11

   XXIII             COMPLIANCE WITH LAWS..................................11

                                            - i -

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                                                                         Page
                                                                         ----

    XXIV              NON-DISCRIMINATION .................................11

    XXV               NO WAIVER OF RIGHTS ................................12

    XXVI              ASSUMPTION OF RISK..................................12

    XXVII             INDEMNIFICATION.....................................12

    XXVIII            WAIVER OF COMPENSATION..............................13

    XXIX              WORKERS' COMPENSATION, PUBLIC LIABILITY
                      AND PROPERTY INSURANCE............................. 13

    XXX               TERMINATION.........................................17

    XXXI              INVESTIGATIONS......................................19

    XXXII             WAIVER OF TRIAL BY JURY............................ 21

    XXXIII            CHOICE OF LAW, CONSENT TO JURISDICTION AND
                      VENUE.............................................. 22

    XXXIV             PAYMENTS AND NOTICES................................23

    XXXV              LATE CHARGES........................................23

    XXXVI             ENTIRE AGREEMENT....................................24

    XXXVII            MODIFICATION OF AGREEMENT...........................24

    XXXVIII           PARAGRAPH AND OTHER REFERENCES......................24

    XXXIX             TRUST FUNDS.........................................24

    XL                PROCUREMENT OF AGREEMENT............................24

    XLI               CUMULATIVE REMEDIES - NO WAIVER.....................25

    XLII              SEVERABILITY: INVALIDITY OF PARTICULAR
                      PROVISIONS......................................... 25

    XLIII             CONFLICT OF INTEREST................................26

    XLIV              EMPLOYEES...........................................26

    XLV               INDEPENDENT STATUS OF LICENSEE......................26

    XLVI              ALL LEGAL PROVISIONS DEEMED INCLUDED................27

    XLVII             JUDICIAL INTERPRETATION.............................27

                                    EXHIBIT A

                               GENERAL PROVISIONS

                                    EXHIBIT A

                               GENERAL PROVISIONS

                                    ARTICLE I

                                   DEFINITIONS

                  As used throughout this License, the following terms shall have the meanings set forth below:

                  (a) "City" shall mean the City of New York, its departments and political subdivisions.

                  (b) "Commissioner" shall mean the Commissioner of the New York City Department of Parks and Recreation or his designee.

                  (c) "Comptroller" shall mean the Comptroller of the City of New York.

                  (d) "Consumer Price Index" ("C.P.I.") shall mean the Consumer Price Index for all urban consumers; all items indexed (C.P.I.-U.) for the New York, New York/Northeastern New Jersey area, by the United States Department of Labor, Bureau of labor Statistics. In the event the index shall hereafter be converted to a different standard reference base or otherwise revised, the determination of the increase shall be made with the use of conversion factor, formula or table for converting the index as may be published by the Bureau of Labor Statistics. In the event the index shall cease to be published, then for the purpose of this License Agreement there shall be substituted for the index such other index as the Department and Licensee shall agree upon.

                  (e) "Department" shall mean the New York City Department of Parks and Recreation.

                  (f) "Expendable Equipment" shall mean all equipment, other than Fixed Equipment, provided by Licensee.

                  (g) "Fixed Equipment" shall mean any property affixed in any way to Licensed Premises, whether or not removal of said equipment would damage Licensed Premises.

                           (i) "Additional Fixed Equipment" shall mean Fixed Equipment affixed to Licensed Premises subsequent to the date of execution of this License.

                           (ii) "Fixed and Additional Fixed Equipment" shall refer to Fixed Equipment and Additional Fixed Equipment jointly and severally.

                  (h) "Parks" shall mean the New York City Department of Parks and Recreation.

                                   ARTICLE II

                                   NOT A LEASE

                  It is expressly understood that no land, building, space, improvement, or equipment is leased to Licensee, but that during the Term of license, Licensee shall have the use of the Licensed Premises for the purpose herein provided and except as herein provided, Licensee has the right to occupy the premises assigned to it and to operate the Licensed Premises, and to continue in possession thereof only so long as each and every term and condition in this license is strictly and properly complied with and so long as this license is not terminated by Commissioner.

                                   ARTICLE III

                          PROHIBITION AGAINST TRANSFER

                  Licensee shall not sell, transfer, assign, sublicense or encumber in any way this License hereby granted, a majority of the shares of Licensee, or any equipment furnished as provided herein, or any interest therein, or consent, allow or permit any other person or party to use any part of the Licensed Premises, building, space or facilities covered by this license, nor shall this license be_transferred by operation of law, unless approved in advance in writing by Commissioner, it being the purpose and spirit of this License Agreement to grant this license and privilege solely to Licensee herein named.

                                   ARTICLE IV

                                BOOKS AND RECORDS

                  (a) Licensee, during the term of this license and any renewal thereof, shall maintain adequate systems of internal control and shall keep complete and accurate records, books of account and data, including daily sales and receipts records, which shall show in detail the total business transacted by Licensee and the Gross Receipts therefrom. Such books and records maintained pursuant to this license shall be conveniently segregated from other business matters of Licensee and shall include, but not be limited to: all federal, state and local tax returns and schedules of the Licensee, records of daily bank deposits of the entire receipts from transactions in, at, on or from the Licensed Premises; sales slips, daily dated cash register receipts, sales books; duplicate bank deposit slips and bank statements.

                  (b) All transactions shall be registered and recorded on accurate cash registers, totaling or computing machines or on other income-recording devices which shall register each transaction sequentially and contain locked-in cumulative tapes with cumulative capacity satisfactory to Parks or Comptroller. All such machines and devices shall be approved prior to the commencement of this license by Parks or the Comptroller and the Licensee shall notify Parks of the name and serial numbers of all such machines and devices used at the Licensed Premises and of any changes or additions within five (5) days thereof. All reports and data generated from or by such machines and devices, including transactions, shall be posted daily on books and records of account.

                  (c) Licensee shall use such accounting and internal control methods and procedures and keep such additional books and records as may be prescribed by Parks or the Comptroller, and Parks or the Comptroller shall have the right to examine the recordkeeping procedures of the Licensee prior to the commencement of the term of this license, and at any time thereafter, in order to assure that the procedures are adequate to reveal the true, correct and entire business conducted by the Licensee. Licensee shall maintain each year's records, books of account and data for a minimum of six (6) years.

                  (d) Licensee shall furnish to Parks, by the 30th day following each year of operation, statements sworn to and verified by an officer of the Licensee, prepared by a certified public accountant showing the Gross Receipts of the Licensee for such operating year and the annual income and expenses of the Licensee. All information to be furnished to Parks shall be accurate and correct in all material respects and sufficient to give parks a true and accurate picture of the business conducted by the Licensee.

                  (e) The failure or refusal of the Licensee to furnish any of the statements required to be furnished under this Article within fifteen (15) days after its due date, the failure or refusal of the Licensee to maintain adequate internal controls or to keep any of the records as required by this Article or the existence of any unexplained discrepancy in the amount of fees required to be due and paid hereunder, as disclosed by audit conducted by Parks or the Comptroller, of more than five percent (5%) in any two out of three consecutive months or more than ten percent (10%) in one month, shall be presumed to be a failure to substantially comply with the terms and conditions of this license and a default hereunder, which shall entitle parks, at its option, on five (5) days written notice, to terminate this license. In addition, the failure or refusal of Licensee to furnish the required statements, to keep the required records or to maintain adequate internal controls shall authorize Parks or the Comptroller to make reasonable projections of the amount of Gross Receipts which would have been disclosed had the required statements been furnished or the required records maintained, based upon such extrinsic factors as the auditors deem appropriate in making such projections. Licensee shall pay any assessment based upon such reasonable projections within fifteen (15) days after receipt thereof, and the failure to do so shall constitute an additional substantial violation of this license and a default hereunder.

                                    ARTICLE V

                                 RIGHT TO AUDIT

                  (a) Parks, the Comptroller and other duly authorized representatives of the City shall have the right, during business hours, to examine or audit the records, books of account and data of the Licensee to verify Gross Receipts as reported by the Licensee. Licensee shall also permit the inspection by Parks, Comptroller or other duly authorized representatives of the City of any equipment used by Licensee, including, but limited to, cash registers and recording machines, and all reports or data generated from or by the equipment. Licensee shall cooperate fully and assist Parks, the Comptroller or any other duly authorized representative of the City in any examination or audit thereof. In the event that the Licensee's books and records, including supporting documentation, are situated at a location fifty (50) miles or more from the City, the records must be brought to the City for examination and audit or Licensee must pay the food, board and travel costs incidental to two auditors conducting such examination or audit at said location.

                  (b) Notwithstanding any other provision of this License, the failure or refusal of the Licensee to permit Parks, the Comptroller or any other duly authorized representative of the City to audit and examine the Licensee's records, books of account and data or the interference in any way by the Licensee in such an audit or examination is presumed to be a failure to substantially comply with the terms and conditions of this license and a default hereunder which shall entitle Parks, at its option on fifteen (15) days written notice, to terminate this license.

                                   ARTICLE VI

                                SECURITY DEPOSIT

                  (a) Licensee has deposited with City the sum of Twelve Thousand Five Hundred dollars ($12,500) as a security deposit ("Security Deposit"), for the full, faithful and prompt performance of and compliance with all the terms and conditions of this license. The Security Deposit shall consist of cash or a negotiable instrument payable to bearer or the City of New York which the Comptroller shall approve as being of equal market value with the sum so required. The Security Deposit shall remain with the City throughout the Term of this license. Until the Security Deposit is established, as described above, Parks shall retain Licensee's Bid Deposit.

                  (b) The Security Deposit shall be held by the City without liability for interest thereon, as security for the full and faithful performance by the Licensee of each and every term and condition of this license on the part of the Licensee to be observed and performed. The Licensee may collect or receive annually any interest or income earned on bonds less any part thereof or amount which the City is or may hereafter be entitled or authorized by law to retain or to charge in connection therewith, whether as or in lieu of administrative expense or custodial charge, or otherwise the City shall not be obligated by this provision to place or to keep cash deposited hereunder in interest-bearing bank accounts.

                  (c)  Use and Return of Deposit
                  If any fees or other charges or sums payable by Licensee to the City shall be overdue and unpaid or should the City make payments on behalf of the Licensee, or should the Licensee fail to perform any of the terms of this License, then Parks may, at its option, and without prejudice to any other remedy which the City may have on account thereof, after five (5) days written notice, appropriate and apply the Security Deposit or as much thereof as may be necessary to compensate the City toward the payment of license fees, charges, liquidated damages or other sums due from the Licensee or towards any loss, damage or expense sustained by the City resulting from such default on the part of Licensee. In such event, the Licensee shall restore the Security Deposit to the original sum deposited within five (5) days after written demand therefor. In the event Licensee shall fully and faithfully comply with all of the terms, covenants and conditions of this license and pay all License fees and other charges and sums payable by Licensee to the City, the Security Deposit shall be returned to Licensee following the date of the surrender of the Licensed Premises by the Licensee in compliance with the provisions of this license.

                                   ARTICLE VII

                           CREDITOR-DEBTOR PROCEEDINGS

                  In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against the Licensee or its successors or assigns, or the guarantor, if any, the Security Deposit shall be deemed to be applied first to the payment of license fees and/or other charges due the City for all periods prior to the institution of such proceedings and the balance, if any, of the Security Deposit may be retained by the City in partial liquidation of the City's damages. In the event of any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings, Commissioner has to right to terminate this license upon one (1) day's notice.

                                  ARTICLE VIII

                                USE OF EQUIPMENT

                  Licensee shall have the use of all Fixed Equipment located on the Licensed Premises.

                                   ARTICLE IX

                                      TITLE

                  (a) Commissioner represents that City has title to all Fixed Equipment.

                  (b) Any Additional Fixed Equipment, except that which is enumerated Licensee's List of Additional Fixed Equipment, annexed hereto as Exhibit C, shall vest in and belong to the City at the City's option, which option may be exercised at any time after the substantial completion of the affixing of said equipment. Licensee must acquire and affix Additional Fixed Equipment as provided in Article X.

                                    ARTICLE X

                    LICENSEE'S ACQUISITION OF FIXED EQUIPMENT

                  In order to acquire and affix Fixed and Additional Fixed Equipment to the Licensed Premises, Licensee shall:

                  (a) notify Commissioner of Licensee's intention to affix Fixed and Additional Fixed Equipment so that Commissioner may, in his sole discretion, inspect and approve such affixing; should Commissioner fail to disapprove same within fifteen (15) days of said notice, then his approval will be deemed granted; and

                  (b) supply Commissioner within thirty (30) days of delivering Fixed and Additional Fixed Equipment to Licensed Premises, bills of sale or other evidence of purchase so that Commissioner may amend Parks' schedule of Fixed Equipment and have complete information regarding all inventory on Licensed
Premises.

                                   ARTICLE XI

                              EXPENDABLE EQUIPMENT

                  (a) Licensee shall supply at its own cost and expense all Expendable Equipment required for the proper operation of this license, and to replace same, at its own cost and expense when requested by Commissioner.

                  (b) Title to all Expendable Equipment obtained by Licensee shall remain in Licensee and such equipment shall be removed by Licensee at the termination or expiration of this license. In the event such equipment remains in the Licensed Premises following such termination or expiration, Commissioner may treat such property as abandoned and charge all costs and expenses incurred in the removal thereof to Licensee.

                  (c) The equipment to be removed by Licensee pursuant to subsection (b) above, shall be removed from the Licensed Premises in such a way as shall cause no damage to the Licensed Premises. Notwithstanding its vacating and surrender of the Licensed Premises, Licensee shall remain liable to City for any damage it may have caused to the Licensed Premises.

                                   ARTICLE XII

                              OBLIGATION TO ACQUIRE

                  Licensee must acquire, replace, install or affix, at its sole cost and expense, any equipment, materials and supplies required for the proper operation of Licensed Premises as described herein or as reasonably required by Commissioner.

                                  ARTICLE XIII

                   MAINTENANCE OF LICENSED PREMISES, EQUIPMENT
                          AND CONDITION UPON SURRENDER

                  (a) Licensee, at its sole cost and expense and to the satisfaction of Commmissioner, shall put, keep, landscape, repair, preserve in good order Licensed Premises, which shall include the Fixed and Additional Fixed Equipment. Licensee shall keep at all times Licensed Premises and the surrounding area within the distance specified herein, clean, litter free, neat, fumigated, disinfected, deodorized and in every respect sanitary. Licensee shall provide regular cleaning and maintenance services for Licensed Premises.

                  (b) Notwithstanding the foregoing, at the expiration or sooner termination of this license, Licensee shall surrender the Licensed Premises, and the Fixed and Additional Fixed Equipment to which City holds title, in at least as good a condition as said Licensed Premises, and the Fixed and Additional Fixed Equipment were found by Licensee, reasonable wear and tear excepted.

                  (c) Licensee acknowledges, that it is acquiring the Licensed Premises and Fixed Equipment thereon solely on reliance on its own investigation, that no representations, warranties or statements have been made by the City concerning the fitness thereof, and that by taking possession of the Licensed Premises and Fixed Equipment, Licensee accepts them in their present condition "as is."

                                   ARTICLE XIV

                                   ALTERATIONS

                  (a) "Alteration" shall mean (excepting ordinary repair and maintenance):

                           (i) any restoration (to original premises or in the event of fire or other cause), rehabilitation, modification, addition or improvement to Licensed Premises; or

                           (ii) any work affecting the plumbing, heating, electrical, water, mechanical, ventilating or other systems of Licensed Premises.

                  (b) Licensee may alter Licensed Premises only in accordance with the requirements of subsection (c) of this Article. Alterations shall become property of City upon their attachment, installation or affixing.

                  (c) In order to alter Licensed Premises pursuant to subsection
(b) of this Article, Licensee must:

                           (i) Obtain Commissioner's written approval (which shall not be unreasonably withheld) for whatever designs, plans, specifications, cost estimates, agreements and contractual understandings that may pertain to contemplated purchases and/or work; except that if Commissioner does not give Licensee written notice of his objection to such submitted designs, plans, specifications, cost estimates, agreements, and contractual understandings within thirty
         (30) days of his receipt of same, then his approval will be deem granted; and

                           (ii) insure that work performed and alterations made on Licensed Premises are undertaken and completed 1. in accordance with submissions approved pursuant to section (i) of this Article, 2. in a good and workmanlike manner, and 3. within a reasonable time;

                           (iii) notify Commissioner of completion of, and the making final payment for, any alteration within ten (10) days after the occurrence of said completion or final payment.

                  (d) Commissioner may, in his reasonable discretion, make repairs, alterations, decorations, additions or improvements to Licensed Premises at the City's expense, but nothing herein shall be deemed to obligate or require Commissioner to make any repairs, alterations, decorations, additions, or improvements, nor shall this provision in any way affect or impair Licensee's obligation herein in any respect.

                                   ARTICLE XV

                     IMPROVEMENT OR CORRECTION IN OPERATIONS

                  (a) Should Commissioner, in his sole judgment, which shall not be arbitrary or capricious, decide that Licensee is not operating license in a satisfactory manner, Commissioner may in writing order Licensee to improve operations or correct such conditions as Commissioner may deem unsatisfactory. In the event that Licensee fails to comply with such written notice or respond in a manner satisfactory to Commissioner within fifteen (15) days from the mailing of said notice, notwithstanding any other provisions herein, then Commissioner shall terminate this License. If Licensee is prevented from complying with the written notice for reasons beyond its control, then Commissioner may not terminate this License until Licensee had been given a reasonable opportunity to comply and has failed to do so.

                  (b) Should Commissioner, in his sole judgment, decide that an unsafe or emergency condition exists on the Licensed Premises, after written notification, Licensee shall have forty-eight (48) hours to correct such unsafe or emergency condition. If such unsafe or emergency condition cannot be corrected within said period of time, the Licensee shall notify the Commissioner in writing and indicate the period within such condition shall be corrected. Commissioner, in his discretion, may extend such period of time in order to permit Licensee to cure, under such terms and conditions as Commissioner deems appropriate. This notwithstanding, Licensee shall at all times comply with all laws, rules, regulations and orders pursuant to Article XXIII herein. At no time, however, shall the City be obligated to make repairs, replacements, or additions of any kind to the Licensed Premises or Equipment thereon.

                                   ARTICLE XVI

                             MERCHANDISE AND PRICES

                  Licensee warrants that all food, merchandise or supplies sold pursuant to this License shall be pure and of good quality. Licensee shall submit to Commissioner a list or schedule of the articles to be offered for sale pursuant to this License and the prices to be charged for each article, and Licensee shall offer for sale only such articles and at such prices as have been approved by Commissioner, which shall not be unreasonably withheld. The schedule of prices approved by Commissioner shall be printed, framed and displayed at the expense of Licensee in a place and manner such that it may be readily seen by the public.

                                  ARTICLE XVII

                                   ADVERTISING

                  Licensee shall establish an appropriate advertising and promotion program. Licensee shall have the right to print or to arrange for the printing of programs for events containing any advertising matter except advertising matter which is indecent, or in obvious bad taste, or which demonstrates a lack of respect for public morals or conduct. Licensee may release news items to the media as it sees fit. If the Commissioner in his discretion, however, finds any releases to be unacceptable, then Licensee shall cease or alter such releases as directed.

                                  ARTICLE XVIII

                                    UTILITIES

                  Parks, at its sole cost and expense, shall install or cause to be installed, maintain all utility lines, meters and supplies of power necessary for the proper operation of this license as described herein and pay all utility cost. Notwithstanding the foregoing sentence, Licensee shall bear the cost of the utilities associated with operation of the snack bar. Utilities may include, but shall not be limited to electricity, gas, heat, coolant, water and sewer. Parks does not make representation or warranty that existing cables, meters, or supplies of power are adequate for Licensee's needs or that any entity can or will make such service available.

                                   ARTICLE XIX

                            PUBLIC TELEPHONE SERVICE

                  Licensee shall contract directly with the telephone company for public telephone services at Licensed Premises.

                                   ARTICLE XX

                                  INFLAMMABLES

                  Licensee shall not use or permit the storage of any illuminating oils, oil lamps, turpentine, benzine, naphtha, or similar substances or explosives of any kind or any substances or things prohibited in the standard policies of insurance companies in the State of New York.

                                   ARTICLE XXI

                                   SANITATION

                  Licensee shall be responsible for keeping all litter baskets within such areas supplied with plastic bags and shall tie each bag as it becomes full and place it next to the litter basket. Licensee shall provide adequate waste receptacles adjacent to the Licensed Premises. All waste, garbage, refuse, rubbish and litter shall be collected, bagged and removed as necessary by a private carting company at the Licensee's sole cost and expense.

                                  ARTICLE XXII

                                     ACCESS

                  Licensee shall provide at all times, free access to the Licensed Premises to the Commissioner or his representatives and to other City, State and Federal officials having jurisdiction, for inspection purposes.

                                  ARTICLE XXIII

                              COMPLIANCE WITH LAWS

                  (a) Licensee shall comply at its sole cost and expense, and cause its employees and agents to comply with all applicable laws, rules, regulations and orders now or hereafter prescribed by Commissioner, and to comply with applicable all laws, rules, regulations and orders of any City, State or Federal agency or governmental entity having jurisdiction over operations of the License and the Licensed Premises and/or Licensee's use and occupation thereof.

                  (b) Licensee shall not use or allow the Licensed Premises, or any portion thereof, to be used or occupied for any unlawful purpose or in any manner violative of a certificate pertaining to occupancy or use during the term of this license.

                                  ARTICLE XXIV

                               NON-DISCRIMINATION

                  (a) Licensee shall not discriminate against any employee or applicant for employment because of race, creed, color, national origin, age, sex, handicap, marital status, sexual orientation or affectional preference with respect to all employment decisions including, but not limited to recruiting, hiring, upgrading, demoting, promoting, selecting for training (including apprenticeship), rates of pay and other forms of compensation, laying off, terminating and all other terms and conditions of employment.

                  (b) All advertising for employment shall indicate that Licensee is an Equal Opportunity Employer.

                                   ARTICLE XXV

                               NO WAIVER OF RIGHTS

                  No acceptance by Commissioner of any compensation, fees, penalty sums, charges or other payments in whole or in part for any periods after a default of any terms and conditions herein shall be deemed as a waiver of any right on the part of Commissioner to terminate this license. No waiver by Commissioner of any default on the part of Licensee in performance of any of the terms and conditions herein shall be construed to be a waiver by the Commissioner of any other or subsequent default in the performance of any of the said terms and conditions.

                                  ARTICLE XXVI

                               ASSUMPTION OF RISK

                  Licensee assumes all risk in the operation of this license.

                                  ARTICLE XXVII

                                 INDEMNIFICATION

                  (a) Licensee shall indemnify and save harmless Commissioner, his agents and City against and from all losses, liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges, and expenses, of any kind whatsoever including without limitation architects' and attorneys' fees, costs and disbursements which may be imposed upon, incurred by or asserted against Commissioner, his agents and City in whole or in part arising out of any violation of any law, rule, regulation or order, and from any and all claims for loss, damage or injury (including death) to persons or property of whatever kind or nature arising from the operation of this License, or from the negligence or carelessness of employees, agents, contractors, servants, sublicensees or invitees of Licensee. Licensee shall indemnify any recoveries against Commissioner, his agents and City individually and/or jointly arising from same and shall reimburse Commissioner and/or City hereunder.

                  (b) The obligation of Licensee under this Article 27 shall not be affected in any way by the absence or lapse in any case of covering insurance or by the failure or refusal of any insurance policies affecting the Licensed Premises.

                  (c) If any claim, action or proceeding is made or brought against Commissioner, his agents or City by reason of any event to which reference is made in subparagraph (a) hereof, then upon demand by Commissioner, Licensee, at its sole cost and expense, shall resist or defend such claim, action or proceeding in Commissioner's name, if necessary, by the attorneys for

Licensee's insurance carrier (if such claim, action or proceeding is covered by insurance), otherwise by such attorneys as Commissioner shall approve, which approval shall not be unreasonably withheld or delayed.

                  (d) The provisions of this Article XXVII and all other indemnity provisions of this License shall survive the expiration date with respect to any liability, suits, obligation, fine, damage, penalty, claim, cost, charge or expense arising out of or in connection with any action or failure to take action or any other matter occurring prior to the expiration date of this license.

                                 ARTICLE XXVIII

                             WAIVER OF COMPENSATION

                  (a) Licensee hereby expressly waives any and all claims for compensation for any and all loss or damage sustained by reason of any defects, including, but not limited to, deficiency or impairment of the water supply system, gas mains, electrical apparatus or wires furnished for the Licensed Premises, or by reason of any loss of any gas supply, water supply, heat or current which may occur from time to time from any cause, or for any loss resulting from fire, water, windstorm, tornado, explosion, civil commotion, strike or riot, and Licensee hereby expressly releases and discharges Commissioner, his agents, and City from any and all demands, claims, actions, and causes of action arising from any of the causes aforesaid.

                  (b) Licensee further expressly waives any and all claims for compensation, loss of profit, or refund of its investment, if any, or any other payment whatsoever, in the event this license is terminated by Commissioner sooner than the fixed term because the Licensed Premises are required for any park or other public purpose, or because the license was terminated or revoked for any reason as provided herein.

                                  ARTICLE XXIX

                       WORKERS' COMPENSATION AND INSURANCE

                  (a) Licensee shall, at its own cost and expense, procure and maintain such insurance for the Term of this license as will:

                  (1) protect Licensee from claims under the Workers' Compensation Act;

                  (2) protect and defend Licensee (including agents and sublicensees, if any), the City and Commissioner from any claims for property damage and for personal injuries, including death, arising out of, occurring, or caused by operations under this license by Licensee or anyone directly or indirectly employed by said Licensee, or otherwise arising out of this license; this coverage shall include coverage for equipment belonging to the City and acts of vandalism.

                  (b) The policies shall provide the amounts of insurance hereafter mentioned, and before delivery of the license, all certificates of insurance shall be submitted to Commissioner for his approval and retention. Each certificate shall be marked "Premium Paid" and shall have endorsed thereon:
"No cancellation of or change in this policy shall become effective until after thirty (30) days notice by Certified Mail to Commissioner, Department of Parks and Recreation, The Arsenal, Central Park, New York, New York 10021. Each policy shall also provide that the insurer is obligated to provide a legal defense in the event any claim is made against the City. If, at any time, any of said policies shall terminate or become unsatisfactory to Commissioner as to form or substance, or if a company issuing any such policies shall become unsatisfactory to Commissioner, Licensee shall promptly obtain a new policy, and submit the same to Commissioner for written approval, which shall not be unreasonably withheld, and for retention thereof as hereinabove provided. Upon failure of Licensee to maintain, furnish and deliver such insurance as above provided, this License may, at the election of Commissioner, be suspended, discontinued or terminated and any and all payments made by Licensee on account of this license shall thereupon be retained by Commissioner as additional liquidated damages along with the Security Deposit. Failure of Licensee to take out and/or maintain or the taking out or maintenance of any required insurance shall not relieve Licensee from any liability under the license, nor shall the insurance requirements be construed to conflict with or limit the obligations of Licensee concerning indemnification.

                  (c) If the Licensed Premises and/or Fixed Equipment shall be damaged or destroyed by fire, or other covered cause, such damage shall be promptly repaired or replaced such that the Licensed Premises and/or Fixed Equipment are in the same condition as prior to such damage. At Licensee's request, the City shall advance insurance proceeds received by Commissioner to cover such costs except that such payments shall in no event exceed the amount actually collected and received by Commissioner under the insurance policies. Licensee shall immediately commence and diligently prosecute to completion any restoration or repair within six months (or such longer period as is reasonably neccessary to complete such restoration and repairs) after Licensee is notified by Commissioner that insurance proceeds have been received and are available for such work. Any extension of time for the completion of Restoration shall be granted at the reasonable discretion of Commissioner. Reimbursement under this provision shall be made within 120 days of the Commissioner's actual collection and receipt of insurance proceeds under the insurance policy.

                  (d) All insurance money paid to the City on account of such damage or destruction, less the reasonable costs of the City with the recovery or adjustment of the losses, shall be applied by the City to the payment of the cost of the restoration, repairs, replacements, rebuilding or alterations, including the costs of temporary repairs, provided the same has been approved by Commissioner in writing, for the protection of property pending the completion of permanent restoration, repairs, replacements, rebuilding or alterations (collectively referred to as the "Restoration"), and shall be paid out from time to time as such restoration progresses upon the written request of the Licensee which shall be accompanied by the following:

                           (i) A certificate signed by an executive officer of
                               Licensee and signed also in accordance with
                               Article XXIX (c) by the architect or engineer in charge of Restoration (who shall be satisfactory to the Commissioner) dated not more than 30 days prior to such request, setting forth the following:

                                    a. that the sum then requested either has
                                       been paid by Licensee, or if in the event the Licensee is unable to pay for the Restoration, and funds are to be advanced by the City pursuant to section c, that said sum is justly due or shall become due to contractors, subcontractors, material men, engineers, architects or other persons who shall or have rendered services or furnished materials for said Restoration, and giving a brief description of such services and materials and the several amounts so paid and/or due or to become due to each of said persons in respect thereof and the sum then requested does not exceed the value of the services and materials described in the certificate;

                                    b. that except for the amount, if any,
                                       stated in said certificate pursuant to
                                       the foregoing section XXIX (d) i.e., to
                                       be due for services or materials, there
                                       is no outstanding indebtedness known to
                                       Licensee, after due inquiry, which is
                                       then due for labor, wages, materials,
                                       supplies or services in connection with
                                       Restoration;

                                    c. that the cost, as estimated by such
                                       architect or engineer, of the Restoration required to be done subsequent to the date of such certificate in order to complete the same does not exceed the insurance money remaining in the hands of the City after payment of the sum requested in such certificate.

                           (ii) A Title Company search or other evidence
                                satisfactory to the Commissioner showing that there has not been filed with respect to the Licensed Premises any mechanic's or other lien which has not been discharged of record.

                  (e) Upon compliance with the foregoing provisions of this section, the City, shall, on behalf of the Licensee out of such insurance money, pay or cause to be paid to the persons named in the certificate, pursuant to section XXIX (d)(i), the respective amounts stated in said certificate to be due to them and/or shall pay or cause to be paid to Licensee the amount stated in said Certificate to have been paid by Licensee. Notwithstanding the foregoing in the event that Licensee fails to undertake the Restoration of Licensed Premises as a result of damage or destruction by fire or other casualty in accordance with section XXIX (c) the Commissioner may but shall not be obligated to proceed with such Restoration using insurance proceeds received for such purpose and may terminate this License upon written notice to Licensee. However, if this license is terminated as provided in this paragraph, Licensee shall be responsible for the payment for any fees or other sums then due and owing to the City and the City reserves any and all rights it may have against the Licensee in law or in equity as a result of the termination of this License Agreement.

                  (f) Should Licensee fail, after notice from the City of the need thereof, to perform its obligations required hereunder, City in addition to all other available remedies may, but shall not be so obligated to enter upon the Licensed Premises and perform Licensee's said failed obligations using any equipment or materials on the premises suitable for such purposes. Licensee shall forthwith on demand reimburse City for all costs and expenses so incurred.

                  (g) All required insurance must be issued by companies who are rated "X-10" and are authorized to do business in the State of New York and must be in effect and continue so during the life of the License in not less than the following amounts:

         Workmen's Compensation Insurance ...................... Per Statute

         Employer's Liability for any one
         occurrence not less than.................................$  500,000

         Comprehensive General Liability Insurance
         (with Broad Form Property Damage, Products/
         Completed Operations Liability, Contractual
         Liability, Independent Contractors, Fire/
         Legal Liability, Liquor Liability, Property
         Insurance Endorsements) for any one occurrence
         not less than............................................$1,000,000
         Any Auto, Hired Auto, and Non-Owned Auto
         Insurance for any one occurrence
         not less than ...........................................$1,000,000

         Builders' Risk Insurance for any one
         occurrence
         not less than ....................................replacement value of building and fixed equipment
         which shall be reassessed every three
         years or at parks's discretion

         Property Insurance
         for any one occurrence
         not less than ....................................replacement value of building and fixed equipment
         which shall be reassessed every three
         years or at parks's discretion

                  (h) In the event that claims in excess of these amounts are filed against the City, the amount of excess of such claims, or any portion thereof, may be withheld from any payment due or to become due Licensee until such time as Licensee shall furnish such additional security covering such claims as may be reasonably determined by Commissioner. All policies, other than Workmen's Compensation, shall name the City of New York as an additional insured party.

                                   ARTICLE XXX

                                   TERMINATION

                  (a) Should Licensee breach or fail to comply with any of the provisions of this License, any federal, state or local law, rule, regulation or order affecting the License or the Licensed Premises with regard to any and all matters, Commissioner may in writing order Licensee to remedy such breach or to comply with such provision, law, rule,regulation or order, and in the event that Licensee fails to comply with such written notice within thirty (30) days from the mailing thereof subject to unavoidable delays beyond reasonable control of licensee, then this License shall immediately terminate as though it were the time provided above for the termination thereof. If said material breach or failure to comply is corrected, and a second or repeated violation of the same provision, law, rule, regulation or order follows thereafter, Commissioner, by notice in writing, may revoke and terminate this License, such revocation and termination to be immediately effective on the mailing thereof, the License to terminate as though it were the time provided above for the expiration thereof.

                  (b) The following shall constitute events of default for which this License may be terminated on one (1) days notice: the filing of a petition in bankruptcy; the adjudication of Licensee as a bankrupt; the appointment of any receiver of Licensee's assets; the making of a general assignment for the benefit of creditors; a petition or answer seeking an arrangement for the reorganization of Licensee under any Federal Reorganization Act, including petitions or answers under Chapter X or XI of the Bankruptcy Act; the occurrence of any act which operates to deprive Licensee permanently of the rights, powers and privileges necessary for the proper conduct and operation of the License; the levy of any attachment or execution which substantially interferes with Licensee's operations under this License and which attachment or execution is not vacated, dismissed, stayed or set aside within a period of sixty (60) days.

                  (c) Nothing contained in paragraph (a) or (b) above shall be deemed to imply or be construed to represent an exclusive enumeration of circumstances under which Commissioner may terminate this License.

                  (d) Upon expiration or sooner termination of this License by Commissioner, all rights of Licensee herein shall be forfeited without claim for loss, damages, refund of investment or any other payment whatsoever against Commissioner or City.

                  (e) In the event Commissioner terminates this License for reasons related paragraphs (a) or (b) above any property of the Licensee on the Licensed Premises may be held and used by Commissioner in order to operate the License during the balance of the calendar year and may be held and used thereafter until all indebtedness of the Licensee hereunder, at the time of termination of this License, is paid in full.

                  (f) Notwithstanding anything herein to the contrary, Licensee agrees that upon the expiration or sooner termination of this License, it shall immediately cease all operations pursuant to this License and shall vacate the Licensed Premises without any further notice by the City and without resort to any judicial proceedings by the City. Upon expiration or sooner termination of this License, City reserves the right to take immediate possession of the Licensed Premises.

                                  ARTICLE XXXI

                                 INVESTIGATIONS

                  (a) The parties to this license shall cooperate fully and faithfully with any investigation, audit or inquiry conducted by a State of New York (hereinafter "State") or City governmental agency or authority that is empowered directly or by designation to compel the attendance of witnesses and to examine witnesses under oath, or conducted by the Inspector General of a governmental agency that is a party in interest to the transaction, submitted bid, submitted proposal, contract, lease, permit, or license that is the subject of the investigation, audit or inquiry.

                  (b) (i) If any person who has been advised that his or her statement, and any information from such statement, will not be used against him or her in any subsequent criminal proceeding refuses to testify before a grand jury or other governmental agency or authority empowered directly or by designation to compel the attendance of witnesses and to examine witnesses under oath concerning the award of or performance under any transaction, agreement, lease, permit, contract, or license entered into with the City, the State, or any political subdivision or public authority thereof, or the Port Authority of New York and New Jersey, or any local development corporation within the City, or any public benefit corporation organized under the laws of the State of New York, or;

                           (ii)  If any person refuses to testify for a
reason other than the assertion of his or her privilege against self incrimination in an investigation, audit or inquiry conducted by a City or State governmental agency or authority empowered directly or by designation to compel the attendance of witnesses and to take testimony concerning the award of, or performance under, any transaction, agreement, lease, permit, contract, or license entered into with the City, the State, or any political subdivision thereof or any local development corporation within the City, then;

                  (c) (i) The Commissioner or agency head whose agency is a party in interest to the transaction, submitted bid, submitted proposal, contract, lease, permit, or license shall convene a hearing, upon not less than five (5) days written notice to the parties involved to determine if any penalties should attach for the failure of a person to testify.

                           (ii)  If any non-governmental party to the hearing
requests an adjournment, the Commissioner or agency head who convened the hearing may, upon granting the adjournment, suspend any contract, lease, permit, or license pending the final determination pursuant to paragraph (e) below without the City incurring any penalty or damages for delay or otherwise.

                  (d) The penalties which may attach after a final determination by the Commissioner or agency head may include but shall not exceed:

                           (i)  The disqualification for a period not to
exceed five (5) years from the date of an adverse determination of any person or entity of which such person was a member at the time the testimony was sought, from submitting bids for, or transacting business with, or entering into or obtaining any contract, lease, permit or license with or from the City; and/or

                           (ii)  The cancellation or termination of any and
all existing City contracts, leases, permits, or licenses that the refusal to testify concerns and that have not been assigned as permitted under this license, nor the proceeds of which pledged, to an unaffiliated and unrelated institutional lender for fair value prior to the issuance of the notice scheduling the hearing, without the City incurring any penalty or damages on account of such cancellation or termination; monies lawfully due for goods delivered, work done, rentals, or fees accrued prior to the cancellation or termination shall be paid by the City.

                  (e) The Commissioner or agency head shall consider and address in reaching his or her determination and in assessing an appropriate penalty the factors in paragraphs (i) and (ii) below. He or she may also consider, if relevant and appropriate, the criteria established in paragraphs (iii) and (iv) below in addition to any other information which may be relevant and appropriate.

                           (i)  The party's good faith endeavors or lack
thereof to cooperate fully and faithfully with any governmental investigation or audit, including but not limited to the discipline, discharge, or disassociation of any person failing to testify, the production of accurate and complete books and records, ad the forthcoming testimony of all other members, agents, assignees or fiduciaries whose testimony is sought.

                           (ii)  The relationship of the person who refused
to testify to any entity that is a party to the hearing, including, but not limited to, whether the person whose testimony is sought has an ownership interest in the entity and/or the degree of authority and responsibility the person has within the entity.

                           (iii)  The nexus of the testimony sought to the
subject entity and its contracts, leases, permits or licenses with the City.

                           (iv)  The effect a penalty may have on an
unaffiliated and unrelated party or entity that has a significant interest in an entity subject to penalties under (d) above, provided that the party or entity has given actual notice to the

Commissioner or agency head upon the acquisition of the interest, or at the hearing called for in (c) (i) above gives notice and proves that such interest was previously acquired. Under either circumstance the party or entity must present evidence at the hearing demonstrating the potentially adverse impact a penalty will have on such person or entity.

                  (f) (i) The term "license" or "permit" as used herein shall be defined as a license, permit, franchise or concession not granted as a matter of right.

                           (ii)  The term "person" as used herein shall be
defined as any natural person doing business alone or associated with another person or entity as a partner, director, officer, principal or employee.

                           (iii)  The term "entity" as used herein shall be
defined as any firm, partnership, corporation, association, or person that receives monies, benefits, licenses, leases, or permits from or through the City or otherwise transacts business with the City.

                           (iv)  The term "member" as used herein shall be
defined as any person associated with another person or entity as a partner, director, officer, principal or employee.

                  (g) (1) In addition to and notwithstanding any other provision of this License the Commissioner or agency head may in his or her sole discretion terminate this agreement upon not less than three (3) days written notice in the event Licensee fails to promptly report in writing to the Commissioner of Investigation of the City of New York any solicitation of money goods requests for future employment or other benefit or thing of value, by or on behalf of any employee of the City of other person, firm, corporation or entity for any purpose which may be related to the procurement or obtaining of this agreement by the Licensee, or affecting the performance or this License Agreement.

                                  ARTICLE XXXII

                             WAIVER OF TRIAL BY JURY

                  The parties hereto waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties against the other in any matter related to this license. Any action taken by Commissioner relating to this license may only be challenged in a proceeding instituted in New York County pursuant to CPLR Article 78.

                                 ARTICLE XXXIII

                CHOICE OF LAW, CONSENT TO JURISDICTION AND VENUE

                  (a) This license shall be deemed to be executed in the City of New York, State of New York, regardless of the domicile of the Licensee, and shall be governed by and construed in accordance with the laws of the State of New York.

                  (b) Any and all claims asserted by or against the City arising under this license or related thereto shall be heard and determined either in the courts of the United States located in New York City ("Federal Courts") or in the courts of the State of New York ("New York State Courts") located in the City and County of New York. To effect this License Agreement and intent, Licensee agrees:

                  (c) If the City initiates any action against the Licensee in Federal Court or in New York State Court, service of process may be made on the Licensee either in person, wherever such Licensee may be found, or by registered mail addressed to the Licensee at its address set forth in this license, or to such other address as the Licensee may provide to the City in writing; and

                  (d) With respect to any action between the City and the Licensee in New York State Court, the Licensee hereby expressly waives and relinquishes any rights it might otherwise have (i) to move to dismiss on grounds of forum non conveniens, (ii) to remove to Federal Court; and (iii) to move for a change of venue to a New York State Court outside New York County.

                  (e) With respect to any action between the City and the Licensee in Federal Court located in New York City, the Licensee expressly waives and relinquishes any right it might otherwise have to move to transfer the action to a United States Court outside the City of New York.

                  (f) If the Licensee commences any action against the City in a court located other than in the City and State of New York, upon request of the City, the Licensee shall either consent to a transfer of the action to a court of competent jurisdiction located in the City and State of New York or, if the court where the action is initially brought will not or cannot transfer the action, the Licensee shall consent to dismiss such action without prejudice and may thereafter reinstitute the action in a court of competent jurisdiction in New York City.

                  (g) If any provision(s) of this Article is held unenforceable for any reason, each and all other provision(s) shall nevertheless remain in full force and effect.

                                  ARTICLE XXXIV

                              PAYMENTS AND NOTICES

                  (a) Any license fees, charges or sums payable by Licensee to City shall be made to the City of New York at The Arsenal, Central Park, New York, New York 10021.

                  (b) Where provision is made herein for notice to be given in writing, the same shall be given by hand delivery or by mailing a copy of such notice by certified mail, return receipt requested, addressed to Commissioner or to the attention of Licensee or to the General Counsel of Licensee at their respective addresses provided in this License, or other address as Licensee shall have filed with Commissioner.

                                  ARTICLE XXXV

                                  LATE CHARGES

                  In the event that payment of license fees, percentage fees or other charges shall become overdue for fifteen (15) days beyond the date on which it is due and payable as provided in this license, a late charge of two percent (2%) per month (computed on a thirty (30) day month) from the date it was due and payable on the sums so overdue shall become immediately due and payable to Commissioner as liquidated damages for the administrative cost and expenses incurred by Commissioner by reason of Licensee's failure to make prompt payment and said late charges shall be payable by Licensee without notice or demand. If the late fee and all arrears (including prior 2% charges) are not paid in full by the 1Oth day of the month following the month in which it shall be due, or is already past due, an additional charge of 2% of the total of such fee and arrears shall be added thereto and shall be payable and collectable with the next monthly license fee installment. Failure to abide by the terms of this Article shall be presumed to be a failure to substantially comply with the terms, conditions and covenants of this License: Agreement and shall be a default hereunder. No failure by Commissioner to insist upon the strict performance by Licensee of Licensee's obligations to pay late charges shal1 constitute a waiver by Commissioner of his right to enforce the provisions of this Article. If any local, state or federal law or regulation which limits the rate of interest which can be charged pursuant to this Article is enacted, the rate of interest set forth in this Article shall not exceed the maximum rate permitted under such law or regulation.

                                  ARTICLE XXXVI

                                ENTIRE AGREEMENT

                  This license constitutes the whole of the agreement between the parties hereto, and no other representation made heretofore shall be binding upon the parties hereto. Any changes, additions or amendments not otherwise provided for herein shall be in writing and shall be signed by the parties hereto.

                                 ARTICLE XXXVII

                            MODIFICATION OF AGREEMENT

                  This license may be modified from time to time by agreement in writing, but no modification of this license shall be in effect until such modification has been agreed to in writing and duly executed by the party or parties affected by said modification.

                                 ARTICLE XXXVIII

                         PARAGRAPH AND OTHER REFERENCES

                  (a) All references herein to "Paragraph(s)", "Subparagraph(s)", and "Section(s)" shall be understood to pertain to portions of this license.

                  (b) The Table of Contents and division titles found herein are inserted for reference only and in no way define, limit, describe or in any way affect the scope or intent or meaning of this license.

                                  ARTICLE XXXIX

                                   TRUST FUNDS

                  Immediately upon Licensee's receipt of monies from all operations under this license, the percentage of paid monies belonging to the City, as provided, shall immediately vest in and become the property of the City and are hereby deemed to be trust funds and are to be held by Licensee as trustee for the benefit of City until the said funds are paid over and delivered to Commissioner.

                                   ARTICLE XL

                            PROCUREMENT OF AGREEMENT

                  (a) Licensee represents and warrants that no person or selling agency has been employed or retained to solicit or secure this license upon an agreement or understanding for a commission, percentage, brokerage fee, contingent fee or any other compensation. Licensee further represents and warrants that no payment, gift or thing of value has been made, given or promised to obtain this or any other agreement between the parties. Licensee makes such representations and warranties to induce the City to enter into this license and the City relies upon such representations and warranties in the execution hereof.

                  (b) For a breach of violation of such representations or warranties, the Commissioner shall have the right to annul this license without liability, entitling the City to recover all monies paid hereunder, if any and the Licensee shall not make any claim for, or be entitled to recover, any sum or sums due under this license. This remedy, if effected, shall not constitute the sole remedy afforded the City for the falsity or breach, nor shall it constitute a waiver of the City's right to claim damages or refuse payment or to make any other action provided for by law or pursuant to this license.

                                   ARTICLE XLI

                         CUMULATIVE REMEDIES - NO WAIVER

                  The specific remedies to which the City may resort under the terms of this license are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any other default hereunder. The failure of the City to insist in any one or more cases upon the strict performance of any of the covenants of this license, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of such covenants or option. A receipt by the City of any license fee or other monies with knowledge of the occurrence of a default shall not be deemed a waiver thereof, and no waiver, change, modification or discharge by either parties hereto of any provision of this License shall be deemed to have been made or shall be effective unless expressed in writing and signed by the party against whom such waiver, change, modification or discharge is sought. In addition to the other remedies in this license provided, the City shall be entitled to the restraint by injunction of the violation, or attempted or threatened violation, of any of the covenants, conditions or provisions of this license or to a decree compelling specific performance of any of such covenants, conditions or provisions.

                                  ARTICLE XLII

                SEVERABILITY; INVALIDITY OF PARTICULAR PROVISIONS

                  If any term or provision of this license or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this license, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this license shall be valid and enforceable to the fullest extent permitted by law.

                                  ARTICLE XLIII

                              CONFLICT OF INTEREST

                  Licensee represents and warrants that neither it nor any of its directors, officers, members, partners or employees, has any interest nor shall they acquire any interest, directly or indirectly which would or may conflict in any manner or degree with the performance or rendering of the services herein provided. Licensee further represents and warrants that in the performance of this License no person having such interest or possible interest shall be employed by it. No elected official or other officer or employee of the City or Department, nor any person whose salary is payable, in whole or part, from the City treasury, shall participate in any decision relating to this license which affects his/her personal interest or the interest of any corporation, partnership or association in which he/she is, directly or indirectly, interested nor shall any such person have any interest, direct or indirect, in this license or in the proceeds thereof.

                                  ARTICLE XLIV

                                    EMPLOYEES

                  All experts or consultants or employees of Licensee who are employed by Licensee to perform work under this license are neither employees of the City nor under contract to the City and Licensee alone is responsible for their work, direction, compensation and personal conduct while engaged under this license. Nothing in this license shall impose any liability or duty on the City for acts, omissions, liabilities or obligations of Licensee or any person, firm, company, agency, association, corporation or organization engaged by Licensee as expert, consultant, independent contractor, specialist, trainee, employee, servant, or agent or for taxes of any nature including but not limited to unemployment insurance, workers' compensation, disability benefits and social security.

                                   ARTICLE XLV

                         INDEPENDENT STATUS OF LICENSEE

                  Licensee is not an employee of parks or the City and in accordance with such independent status neither Licensee nor its employees or agents will hold themselves out as, nor claim to be officers or employees of the City, or of any department, agency, or unit thereof, they will not make any claim, demand, or application to or for, any right or privilege applicable to an officer of, or employee of, the City, including but not limited to, workers' compensation coverage, unemployment insurance benefits, social security coverage or employee retirement membership or credit.

                                  ARTICLE XLVI

                      ALL LEGAL PROVISIONS DEEMED INCLUDED

                  Each and every provision of law required to be inserted in this license shall be and is inserted herein. Every such provision is to be deemed to be inserted herein, and if, through mistake or otherwise, any such provision is not inserted, or is not inserted in correct form, then this license shall, forthwith upon the application of either party, be amended by such insertion so as to comply strictly with the law and without prejudice to the rights of either party hereunder.

                                  ARTICLE XLVII

                             JUDICIAL INTERPRETATION

                  Should any provision of this Permit require judicial interpretation, it is agreed that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of the rule of conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Permit and that legal counsel was consulted by each responsible party before the execution of this Permit.




                           (END OF GENERAL PROVISIONS)

                                    EXHIBIT B


                   SCHEDULE OF CAPITAL IMPROVEMENT ACTIVITIES

                                    EXHIBIT B

                   SCHEDULE OF CAPITAL IMPROVEMENT ACTIVITIES

              BATTERY PARX RESTAURANT AND PARRS DEPARTMENT FACILITY

                     CAPITAL IMPROVEMENTS TO BE COMPLETED BY
                    LICENSEE, INCLUDING NEW CONSTRUCTION AND
                       IMPROVEMENTS TO EXISTING STRUCTURES

                             CONSTRUCTION ACTIVITIES

Renovation of Building "A" to accommodate the followina uses:


1.       Concession Stand  Improvements to include the following:
         a.       Install quarry tile floor.
         b.       Install ceramic tile walls.
         c.       Install interior gates.
         d.       Install front serving counters with sneeze quards.
         e.       Remove overhang presently attached to building.
         f. Repair exterior granite and close up ticket booth windows.
         g. Provide and install necessary equipment to serve concession menu in a quality manner.

                  These improvements shall be completed no later than May 31, 1995.

2.       Interior Dining Room, Roof-top Dining Area and Display
         Kitchen  Improvements to include the following:
         a.       Complete renovation of entry to create reception area.
         b.       Provide and install all dining room furnishings.
         c. Construct large spiral staircase leading to rooftop dining for guests.
         d. Construct roof-top dining area including bus stations, bar, access to the kitchen through separate stairs leading to the back of the house, wind shields, radiant heaters for patron comfort and placement of planter boxes to aesthetic improvement.
         e. Construct display kitchen including a front counter with painted raised paneled wood, a large copper clad exhaust hood, remove existing drop ceiling and overhang and install wood burning rotisseries and grills as the display kitchen's focal point.

                  These improvements shall be completed no later than May 31, 1996.

3.       Outdoor Patio  Improvements to include the following:
         a. Install continuous planter boxes incorporatlog bench seating to define the area.

         b. Provide cafe tables and chairs, outdoor bar and other furnishings for the area.
         c. Replace existing benches around trees with a pipe railing to protect trees' roots.
         d.       Install brick pavers in place of the current asphalt.

                  These improvements shall be completed no later than May 31, 1996.

4.       Public Restroom Facility  Improvements to include the following:
         a. Construction of a separately accessible comfort station/restroom facility for use by the general public with no fewer than 24 stalls in the women's room and no fewer than 11 stalls and 10 urinaln in the men's room.
         b. Installation of seperate metering capabilities fore electrical and water service.

                  These improvements shall be completed no later than May 31, 1997.

5.       Building Exterior  Improvements to include the following:
         a. Remove existing overhang from the structure and repair the granite wall.
         b. Cover openings in granite wall previously used for ticket sales with matching granite.
         c. Roll down gates will either be reversed or removed entirely and will be made unobtrusive when the property is in operation.

                  These improvements shall be completed no later than May 31, 1995.

         Concerning Building "B" - Kiosk Improvements to include the following:
         a. Complete renovation of the existing kiosk to accommodate merchandise shop, tourist information center and/or food and beverage service operation.

                  These improvements shall be completed no later than May 31, 1995.


         Concerning Building "C" - Parks Denartment Facility
         Improvements to include the following:
         a. Substantial rehabilitation including removal of existing interior furnishings and reconstruction to accommodate office, equipment storage and training rooms as well as separate staff restrooms, shower rooms and changing areas for women and men Parks Department personnel.

                  These improvements shall be completed no later than May 31, 1997.

                              EXPENDITURE SCHEDULE


In accordance with the approval processes outlined in this License Agreement, the Licensee is responsible for completing the Capital Improvement activities listed above in accordance with the following expenditure schedule:


1.       By May 31, 1995 :                           $220,500

2.       By May 31, 1996 :                            390,500

3.       By May 31, 1997 :                            240,000

         TOTAL MINIMUM VALUE
         OF CAPITAL IMPROVEMENTS: $851,000

                                    EXHIBIT C

                                    SITE PLAN

                                    EXHIBIT C

                         SITE PLAN OF LICENSED PREMISES




                                   [Diagram]


                        LIMIT LINE OF LICENSED PREMISES


                 Main Biliding:      Building A, patio, adjacent landscaping
                                     and parking.

                 Kiosk:              20' out from perimeter of Building

                 Parks Facility:     Footprint of Building C.
















              Shellbank Restaurant Corp. - Battery Park Restaurant
                                   Page 1 of 2

                                    EXHIBIT C

                         SITE PLAN OF LICENSED PREMISES


                                   [Diagram]
































              Shellbank Restaurant Corp. - Battery Park Restaurant
                                   Page 2 of 2

                                    EXHIBIT D

                                EMPLOYEE UNIFORMS

                                    EXHIBIT D

                                EMPLOYEE UNIFORMS

                    Uniforms for Snack Bar Serving Personnel




                                  [Photograph]

                                    EXHIBIT D

                                EMPLOYEE UNIFORMS


                    Uniforms for Restaurant Serving Personnel








                      To be supplied by Licensee at least 30 days prior to opening restaurant for business.

                                    EXHIBIT E

            APPROVED MENU, MERCHANDISE PRICE LIST AND OPERATING HOURS

                                    EXHIBIT E

            APPROVED MENU, MERCHANDISE PRICE LIST AND OPERATING HOURS

                           BATTERY PARK SNACK BAR MENU


Regular Frankfurter
         No less than 2 oz. (eight to the pound)                       1.75


Jumbo Frankfurter
         No less than 2.66 oz. (six to the pound)                      2.50

Hamburger served with lettuce, tomato and onion                        3.50
Cheeseburger served with lettuce,
                  tomato and onion                                     4.00

Chicken Breast Sandwich served with lettuce,
                  tomato and onion                                     5.25

Nachos                                                                 2.75
Nacho Supreme                                                          3.75

Soda                       Small            12 oz. (with ice)          1.00
                           Medium           16 oz. (with ice)          1.50
                           Large            20 oz. (with ice)          1.75

Beer                       Small            16 oz.                     3.00
                           Large            20 oz.                     4.00

Hot Chocolate                                8 oz.                     1.00

Special Tea                                  8 oz.                     1.00

Mineral Water                               11 oz.                     1.50

Coffee/Decaf                                 8 oz.                      .75

Prices are maximum allowable and are exclusive of sales tax.


                  Operating hours to be supplied by Licensee at least 30 days prior to opening snack bar for business.

                                    EXHIBIT E

            APPROVED MENU, MERCHANDISE PRICE LIST AND OPERATING HOURS

                  BATTERY PARK KIOSK MERCHANDISE AND PRICE LIST














                       To be supplied by Licensee at least
                       30 days prior to opening kiosk for
                       business.

                                    EXHIBIT E

            APPROVED MENU, MERCHANDISE PRICE LIST AND OPERATING HOURS

                          BATTERY PARK RESTAURANT MENU












                            To be supplied by
                            Licensee at least 30 days
                            prior to opening
                            restaurant for business.

                                    EXHIBIT F

                                     SIGNAGE






                                   [Diagram]




                               Information Signs
                            At five gangway entrances

                                    EXHIBIT F
                                     SIGNAGE



         F.1 The Licensee may, subject to the final approval of the Commissioner as to specific locations, place and maintain informational signage, directing the general public to services within Battery Park including the following:
Statue of Liberty/Ellis Island Ferry, Castle Clinton, restaurant, and restrooms. Such signage may be located on the fence railing along the Promenade near each gangway to the Statue of Liberty ferry, on the fence railing across from Castle Clinton, and on the fence railing adjacent to Pier A. In addition, the Licensee may, subject to the final approval of the Commissioner as to specific location and design, place and maintain a sign, approximately 2' x 3,' bearing the name of the restaurant, and located along State Street near an entrance to Battery Park.

         F.2 Any such signage shall be prepared at the sole cost of the Licensee and located as depicted on the sketch on the next page.

                                    EXHIBIT F
                                     SIGNAGE

                                    EXHIBIT G
                          INCOME AND EXPENSE STATEMENT